UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CALADRIUS BIOSCIENCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED APRIL 29, 2016
CALADRIUS BIOSCIENCES, INC.
106 ALLEN ROAD, 4TH FLOOR
BASKING RIDGE, NEW JERSEY 09720

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
To be Held June 22, 2016

To the Stockholders of Caladrius Biosciences, Inc.:
NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Caladrius Biosciences, Inc. (“Caladrius,” or the “Company”) will be held at Park Ridge Marriott, 300 Brae Blvd., Park Ridge, NJ 07656, on June 22, 2016, at 9:00 a.m. local time for the following purposes:

1.	To elect four Class III directors to serve until the annual meeting to be held in 2019;

2.	To approve, on a non-binding advisory basis, the executive compensation of Caladrius’ named executive officers as described in this Proxy Statement;

3.
To approve an amendment to Caladrius' certificate of incorporation to effect a reverse stock split of Caladrius common stock (in the event it is deemed by the Caladrius Board of Directors to be advisable) at a ratio within the range of 1:2 to 1:10, as determined by the Caladrius Board of Directors;

4.	To ratify the appointment of Grant Thornton LLP as Caladrius' independent registered public accounting firm for the fiscal year ending December 31, 2016; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement which is set forth on the following pages, where the foregoing items of business are more fully described. The Board of Directors has fixed the close of business on April 29, 2016, as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF CALADRIUS BIOSCIENCES, INC. TO BE HELD JUNE 22, 2016. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 ARE AVAILABLE AT www.proxyvote.com.
Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.
All Caladrius stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder.

By Order of the Board of Directors of Caladrius Biosciences, Inc.
Todd C. Girolamo, Esq.
Corporate Secretary
New York, New York

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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED APRIL 29, 2016
PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

CALADRIUS BIOSCIENCES, INC.
106 Allen Road, 4th Floor
Basking Ridge, New Jersey 07920

2016 ANNUAL MEETING OF STOCKHOLDERS
To be Held June 22, 2015

SOLICITATION OF PROXY

The accompanying proxy is solicited by the board of directors (the “Board”) of Caladrius Biosciences, Inc. (“Caladrius,” the “Company,” “we” or “us”) for use at the 2016 Annual Meeting of Stockholders to be held on June 22, 2016 at 9:00 a.m., local time, or at any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at Park Ridge Marriott, 300 Brae Blvd., Park Ridge, New Jersey 07656.
These proxy solicitation materials are being mailed on or about May [___], 2016 to all stockholders entitled to vote at the Annual Meeting.
The Annual Meeting is being held for the following purposes:

1.	To elect four Class III directors to serve until the annual meeting to be held in 2019;

2.	To approve, on a non-binding advisory basis, the executive compensation of Caladrius' named executive officers as described in this Proxy Statement;

3.
To approve an amendment to Caladrius' certificate of incorporation to effect a reverse stock split of Caladrius common stock (in the event it is deemed by the Caladrius Board of Directors to be advisable) at a ratio within the range of 1:2 to 1:10, as determined by the Caladrius Board of Directors;

4.	To ratify the appointment of Grant Thornton LLP as Caladrius' independent registered public accounting firm for the fiscal year ending December 31, 2016; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

This solicitation of proxies is made on behalf of the Board and the cost thereof will be borne by the Company. Expenses will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock, par value $0.001 per share (“Common Stock”) and Series B Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”). Further solicitation of proxies may be made personally, by e-mail or by telephone by the Company’s directors, officers and employees who will not receive additional compensation for the solicitation.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF CALADRIUS BIOSCIENCES, INC. TO BE HELD JUNE 22, 2016. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 ARE AVAILABLE AT www.proxyvote.com.
Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.
VOTING OF PROXIES; REVOCATION OF PROXIES
The proxy accompanying this Proxy Statement is solicited on behalf of the Board for use at the Annual Meeting.
After carefully reading and considering the information contained in and incorporated by reference into this Proxy Statement, please submit your proxy in the manner set forth herein as soon as possible.

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A Caladrius stockholder of record may submit a proxy by (i) marking, signing and dating the proxy card enclosed herewith and returning it to Caladrius in the postage-paid envelope provided before the Annual Meeting or (ii) following the instructions to submit a proxy by telephone or Internet that appear on your proxy card.
Please note that there are separate arrangements for submitting voting instructions if your shares are registered in the Company’s stock records in the name of a broker, bank or other nominee and held on your behalf in street name. Caladrius' stockholders, who own shares through a broker or bank, should check the instructions forwarded by their broker, bank or other holder of record to see which methods are available for submitting voting instructions.
If you are a stockholder of record and you do not submit a proxy or attend the Annual Meeting and vote in person, your shares will not be represented or voted at the Annual Meeting.
All properly signed proxies that the Company receives prior to the vote at the Annual Meeting and that are not revoked will be voted at the Annual Meeting according to the instructions indicated on the proxies or, if no direction is indicated, will be voted:

1.	To elect four Class III directors to serve until the annual meeting to be held in 2019;

2.	To approve, on a non-binding advisory basis, the executive compensation of Caladrius' named executive officers as described in this Proxy Statement;

3.
To approve an amendment to Caladrius' certificate of incorporation to effect a reverse stock split of Caladrius common stock (in the event it is deemed by the Caladrius Board of Directors to be advisable) at a ratio within the range of 1:2 to 1:10, as determined by the Caladrius Board of Directors; and

4.	To ratify the appointment of Grant Thornton LLP as Caladrius' independent registered public accounting firm for the fiscal year ending December 31, 2016.

You may revoke your proxy at any time before it is exercised at the meeting by taking any of the following actions:

•	Delivering a written notice to the Secretary of the Company by any means bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	Signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting;

•	Voting over the Internet or telephone at a later time; or

•	Attending the Annual Meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

If you hold shares in street name through your bank, broker or other nominee, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to [Q7] below. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
The Board does not know of any matter that is not referred to in this proxy statement to be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.
RECORD DATE, OUTSTANDING SHARES; VOTING RIGHTS
The close of business on April 29, 2016, has been fixed by the Board as the record date (the "Record Date") for determination of the stockholders of Caladrius entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.
Holders of record of Common Stock and Series B Preferred Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were approximately 1,531 stockholders of record holding an aggregate of 58,316,736 shares of Common Stock, and approximately one stockholder of record holding an aggregate of 10,000 shares of Series B Preferred Stock.

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Holders of record of Common Stock as of the close of business on the Record Date will be entitled to one vote for each share held on each matter properly submitted to a vote of the stockholders at the Annual Meeting. Holders of record of Series B Preferred Stock will be entitled to ten votes per share on each matter properly submitted to a vote of the stockholders at the Annual Meeting. Shares of Common Stock and Series B Preferred Stock vote together as one class. Unless the context otherwise requires, all references to Caladrius “stockholders” in this proxy statement refer to holders of Common Stock and holders of Series B Preferred Stock.
There is no right to cumulate votes in the election of directors. Holders of Common Stock and Series B Preferred Stock will not have any appraisal rights in connection with any of the matters to be voted on at the Annual Meeting.
QUORUM; ABSTENTIONS; BROKER NON-VOTES; VOTE REQUIRED
A quorum must exist for the transaction of business at the Annual Meeting (other than a motion to adjourn the Annual Meeting). The presence at the Annual Meeting, in person, by remote communication or by proxy, in person or by proxy, of the holders of a majority of the shares of Common Stock or Series B Preferred Stock of Caladrius issued and outstanding and entitled to vote at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” (as discussed below) are counted as present and entitled to vote for purposes of determining a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum.
Assuming that a quorum is present, directors will be elected by a plurality vote (Proposal 1). There is no right to cumulate votes in the election of directors. Abstentions and broker “non-votes” will not have an effect on the election of directors.
Assuming that a quorum is present, the approval of the proposals regarding (i) approval, on a non-binding advisory basis, of the executive compensation of Caladrius' named executive officers as described in this Proxy Statement (Proposal 2); and (ii) ratification of the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 4), will each require the affirmative vote of a majority of the total votes cast in person or by proxy. Abstentions and broker “non-votes” with regard to any such proposal are not considered to have been voted on the proposal and therefore will not have any effect on the vote for such proposals.
Assuming that a quorum is present, the approval of an amendment to Caladrius' certificate of incorporation to effect a reverse stock split of Caladrius common stock (in the event it is deemed by the Caladrius Board of Directors to be advisable) at a ratio within the range of 1:2 to 1:10, as determined by the Caladrius Board of Directors (Proposal 3), will require the affirmative vote of a majority of the outstanding shares of common stock. Abstentions and broker "non-votes" with regard to such proposal will be treated as votes against this proposal.
Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by The NASDAQ Stock Market ("NASDAQ"), such as the ratification of our independent accounting firm. Nominees cannot vote on non-routine matters unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.” The effect of broker non-votes on each of the proposals that will be considered at the Annual Meeting is described above.
We believe that the proposal for the ratification of our independent registered public accounting firm is considered to be a “routine” matter, and hence we do not expect that there will be a significant number of broker non-votes on such proposal. The proposals regarding election of directors, approval on an advisory basis of the compensation of the Company’s named executive officers and approval of an amendment to Caladrius' certificate of incorporation to effect a reverse split are not considered to be “routine” matters, and, hence there may be a significant number of broker non-votes on these proposals.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of Caladrius. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. Unless the context otherwise requires, in this proxy statement, references to “Caladrius,” “we,” “our,” “us” and “the Company” refer to Caladrius Biosciences, Inc.

Q1:	When and where is the Annual Meeting?

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A1:	The Annual Meeting will be held at Park Ridge Marriott, 300 Brae Blvd., Park Ridge, NJ 07656, on June 22, 2016, at 9:00 a.m. local time.

Q2:	Who can attend the Annual Meeting, and what security procedures apply to attendees?

A2:
All Caladrius stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of your voting instruction card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting. You must comply with Caladrius' pre-registration requirements. If you are a stockholder of record and plan to attend the Annual Meeting, please contact Jacquelyn Briggs by e-mail at jbriggs@caladrius.com or by phone at (646) 606-2221 to register to attend the Annual Meeting. Registrations to attend must be received on or before June 20, 2016. If you hold shares through an intermediary, such as a bank, broker or other nominee, and you plan to attend the Annual Meeting, you must send a written request to attend either by regular mail or e-mail, along with proof of share ownership, such as a bank or brokerage firm account statement, confirming ownership to: Caladrius Biosciences, Inc., 420 Lexington Avenue, Suite 350, New York, NY 10170, Attn: Jacquelyn Briggs or jbriggs@caladrius.com. Registrations to attend must be received on or before June 20, 2016.

Q3:	What am I being asked to vote upon at the Annual Meeting?

A3:	Caladrius stockholders are being asked to consider and vote upon the following proposals:

1.	election of four directors named herein nominated by the Board;

2.	approval, on a non-binding advisory basis, of the executive compensation of Caladrius' named executive officers as described in this Proxy Statement;

3.
approval of an amendment to Caladrius' certificate of incorporation to effect a reverse stock split of Caladrius common stock (in the event it is deemed by the Caladrius Board of Directors to be advisable) at a ratio within the range of 1:2 to 1:10, as determined by the Caladrius Board of Directors; and

4.	the ratification of the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2016.

Q4:	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

A4: As permitted by the rules of the U.S. Securities and Exchange Commission, or the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the annual meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Q5:	What vote is required to approve the proposals at the Annual Meeting?

A5:
Holders of record of Caladrius Common Stock at the close of business on April 29, 2016 (the “Record Date”) will be entitled to one vote for each share held on each matter submitted to a vote of the stockholders of Caladrius. Holders of record of Caladrius Series B Convertible Redeemable Preferred Stock at the close of business on the Record Date will be entitled to ten votes per share on each matter submitted to a vote of the stockholders of Caladrius. Shares of Caladrius Common Stock and Caladrius Series B Preferred vote together as one class. Unless the context otherwise requires, all references to Caladrius “stockholders” in this proxy statement refer to holders of Caladrius Common Stock and holders of Caladrius Series B Preferred.

Assuming that a quorum is present, votes required to approve the proposals presented to the Caladrius stockholders are as follows:

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1.	Directors will be elected by plurality vote (Proposal 1).

There is no right to cumulate votes in the election of directors. Abstentions and broker “non-votes” will not have an effect on the election of directors.

2.
The affirmative vote of the holders of a majority of the total votes cast in person or by proxy will be required for (i) approval, on a non-binding advisory basis, of the executive compensation of Caladrius' named executive officers as described in this Proxy Statement (Proposal 2) and (ii) ratification of the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 4).

Abstentions and broker “non-votes” with respect to these proposals are not considered to have been voted on the respective proposal and therefore will not have any effect on the votes with respect to these proposals.

3.
The affirmative vote of the holders of a majority of the outstanding shares of common stock will be required for the approval of an amendment to Caladrius' certificate of incorporation to effect a reverse stock split of Caladrius common stock (in the event it is deemed by the Caladrius Board of Directors to be advisable) at a ratio within the range of 1:2 to 1:10, as determined by the Caladrius Board of Directors (Proposal 3).

Abstentions and broker "non-votes" with regard to such proposal will be treated as votes against this proposal.

Caladrius stockholders will not have any rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon at the Annual Meeting.

Q6:	How does the Board recommend that I vote?

A6:	After careful consideration of a variety of factors described in this proxy statement, the Board unanimously recommends that you vote “FOR”:

1.	Election of the Board’s four director nominees named herein;

2.	Approval, on a non-binding advisory basis, of the executive compensation of Caladrius' named executive officers as described in this Proxy Statement;

3.
Approval of an amendment to Caladrius' certificate of incorporation to effect a reverse stock split of Caladrius common stock (in the event it is deemed by the Caladrius Board of Directors to be advisable) at a ratio within the range of 1:2 to 1:10, as determined by the Caladrius Board of Directors; and

4.	The ratification of the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2016.

Q7:	What constitutes a quorum at the Annual Meeting?

A7:
A quorum must exist for the transaction of business at the Annual Meeting (other than consideration of a motion to adjourn the meeting). The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the shares of capital stock of Caladrius issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum.

Q8:	How do I vote my shares?

A8:	After you read and consider the information presented and incorporated by reference in this proxy statement, you may vote using any of the following methods:

•	Submit a proxy card or voting instruction card. If you received a proxy card by mail, be sure to complete, sign and date the card and return it in the prepaid envelope.

•
By telephone or over the Internet. If you are a stockholder of record, you may vote by telephone or over the Internet by following the instructions on your Notice or proxy card. If you hold shares in street name, you will receive separate voting

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instructions from your bank, broker or other nominee and may vote by telephone or over the Internet if your bank, broker or other nominee offer those alternatives. Although most brokers, banks and nominees offer telephone and Internet voting, availability and the specific procedures vary.

•
In person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting.

Q9:	If my shares of Caladrius Common Stock are held in “street name” by my bank, broker or other nominee, will my broker vote my shares for me?

A9:
With the exception of the proposal to ratify the appointment of Grant Thornton LLP as Caladrius’ independent registered public accounting firm for the fiscal year ending December 31, 2016, your bank, broker or other nominee will only be permitted to vote your shares held in street name if you instruct them how to vote. You should follow the procedures on the voting instruction card provided by your bank, broker or other nominee regarding the voting of your shares. If your broker, bank or other nominee permits you to provide voting instructions via the Internet or by telephone, you may vote that way as well. Please provide your voting instructions so your vote can be counted.

Q10:	What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A10:
If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How do I vote my shares?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 4 of this Proxy Statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this Proxy Statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares to be voted in the election of directors, your bank, broker or other nominee was allowed to vote your shares on your behalf in the election of directors as it deemed appropriate. In addition, your bank, broker or other nominee is prohibited from voting your uninstructed shares on any matters related to executive compensation (Proposal 2 of this Proxy Statement) or any matters related to an amendment to the Company’s certificate of incorporation to effect a reverse stock split (Proposal 3 of this Proxy Statement). Thus, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote in the election of directors, on matters related to executive compensation or the amendment to the Company’s certificate of incorporation to effect a reverse stock split, no votes will be cast on these proposals on your behalf.

Q11:	What do I do if I receive more than one proxy or set of voting instructions?

A11:
If your shares are registered differently or are held in more than one account, you may receive more than one proxy and/or set of voting instructions relating to the Annual Meeting. To ensure that all of your shares are voted, please complete, sign, date and return each proxy card and voting instruction card that you receive, or submit your proxy and/or voting instructions by telephone or over the Internet (if those options are available to you).

Q12:	Who will bear the cost of this solicitation?

A12:
Caladrius is making this solicitation and will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this proxy statement and any additional materials furnished to our stockholders. The initial solicitation of proxies by mail may be supplemented by telephone, fax, e-mail, Internet and personal solicitation by our directors, officers or other regular employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other regular employees for their proxy solicitation efforts. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our Common Stock. We have engaged

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Broadridge Financial Solutions, Inc. to solicit proxies and tabulate our vote in connection with this proxy statement, for a fee of approximately $8,000 plus reasonable and approved expenses.

Q13:	Who will count the votes?

A13:	Representatives of Continental Stock Transfer & Trust Company, Inc. ("Continental") will count the votes and will serve as the independent inspector of election.

Q14:	Where can I find the voting results of the Annual Meeting?

A14:
We intend to announce preliminary voting results at the Annual Meeting and publish preliminary, or final results, if available, in a Current Report on Form 8-K within four business days after the end of the Annual Meeting.

Q15:	Whom may I call with questions?

A15:
If you have any questions regarding the proposals or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact Broadridge Financial Solutions, Inc. or the individual listed below:

Caladrius Biosciences, Inc.
420 Lexington Avenue, Suite 350
New York, NY 10170
Attention: Jacquelyn Briggs
Telephone: (646) 606-2221

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PROPOSAL 1

ELECTION OF FOUR DIRECTORS

BACKGROUND
Our Board consists of eight members. Pursuant to our Amended and Restated Certificate of Incorporation, we have a classified Board. That is, our Board consists of three separate classes of directors. Each class serves a three-year term and until their successors are duly elected and qualified. The classes are elected on a rotating or staggered basis, with each class being elected at the annual meeting of stockholders coinciding with the expiration of that class’s term. Pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), if a board of directors is classified, unless the certificate of incorporation otherwise provides, members of such board of directors may be removed by the stockholders before the expiration of their terms only for cause.
NOMINEES AND CONTINUING DIRECTORS; VOTING
General. Our board currently consists of eight directors divided into three classes as follows:

•	Class I directors (Andrew L. Pecora, MD, FACP, Richard Berman and Eric H.C. Wei) having a term expiring at our 2017 annual meeting of stockholders;

•	Class II director (David J. Mazzo, PhD) having a term expiring at our 2018 annual meeting of stockholders; and

•	Class III directors (Steven M. Klosk, Steven S. Myers, Robert A. Preti, PhD and Peter G. Traber, MD) having a term expiring at our 2016 Annual Meeting of stockholders.

Accordingly, only the terms of the Class III directors are scheduled to expire at the Annual Meeting. Class I and Class II directors are not up for election at the Annual Meeting.
Nominees for Class III Directorships. In accordance with our classified Board, the terms of Class III directors (Steven M. Klosk, Steven S. Myers, Robert A. Preti, PhD and Peter G. Traber, MD) expire at the Annual Meeting, with Class I and Class II directors continuing in office for terms expiring in 2017 and 2018, respectively. Based on the recommendation of our Nominating and Governance Committee, our Board has nominated Steven M. Klosk, Steven S. Myers, Robert A. Preti, PhD and Peter G. Traber, MD for re-election as Class III directors at the forthcoming Annual Meeting, to hold office until our annual meeting of stockholders held in the third year following such election (that is, our annual meeting of stockholders to be held in 2019) and until their successors are duly elected and qualified.
Proxy Voting for Directors. Shares represented by proxies that are returned properly signed will be voted for the Board’s nominees unless the stockholder indicates on the proxy that authority to vote the shares is withheld for the nominee listed. Should a nominee become unable to serve as a director (which is not anticipated at this time), the proxy will be voted for the election of a substitute nominee who shall be designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.
Vote Required. Directors will be elected by a plurality of the votes of the shares present, in person or by proxy, at the Annual Meeting, entitled to vote at the Annual Meeting and voting on the election of directors. Cumulative voting is not permitted in connection with the election of the Company’s directors.
INFORMATION WITH RESPECT TO DIRECTOR NOMINEES AND CONTINUING DIRECTORS
The following tables and related narrative sets forth certain information about the nominees for director and about the current directors who will continue in office. The nominees are current directors of Caladrius. There are no family relationships among any of our directors and executive officers. At the Annual Meeting, four Class III directors will be elected to hold office for a three-year term, serving until our annual meeting of stockholders to be held in 2019 and until their successors are duly elected and qualified. For information with respect to beneficial ownership of our Common Stock, see the discussion under “Security Ownership of Certain Beneficial Owners and Management,” below.

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Nominees for Class III Directorships:

Name	Age	Director Since	Expiration of Term if Elected
Steven M. Klosk	59	2014	2019
Steven S. Myers	69	2006	2019
Peter G. Traber, MD	61	2015	2019
Robert A. Preti, PhD	59	2015	2019

Continuing Class I and Class II Directors:

Name/Class	Age	Director Since	Term of Expiration
Class I
Richard Berman	73	2006	2017
Andrew L. Pecora, M.D., FACP	58	2011	2017
Eric H.C. Wei	59	2009	2017
Class II
David J. Mazzo, PhD	59	2015	2018

Biographical Information - Director Nominees
Steven M. Klosk
Mr. Klosk joined the Board in 2014. He is a senior executive with extensive management experience in the life sciences industry. He is currently President, CEO and a Director at Cambrex Corporation (NYSE:CBM), one of the leading providers of active pharmaceutical ingredients, advanced intermediates and finished dosage form products to the branded and generic pharmaceutical markets. Mr. Klosk has been in his current role since May 2008 and is responsible for all aspects of Cambrex’s global business with manufacturing and R&D facilities in the United States, Sweden, Italy, Estonia, Germany and India. Since 2010, Cambrex sales have increased from $226 million to $434 million and its market capitalization has tripled.
Mr. Klosk has also held other executive positions at Cambrex Corporation, including Executive Vice President & COO; as well as President, Pharma Business Unit (2007-2008) where he had full P&L and balance sheet responsibility for four operating units in North America and Europe. Prior to this he was Executive Vice President & COO Cambrex Pharma & Biopharmaceuticals Business Unit (2003-2007) where he was responsible for managing a highly profitable global business with six operating units in North America and Europe. Earlier in his career Mr. Klosk served as Vice President, Administration for the The Genlyte Group, Inc., a publicly traded producer of lighting fixtures. Mr. Klosk earned a B.S. from Cornell University and a J.D. from New York Law School. The Board has concluded that Mr. Klosk should continue serving as a director based on his diversified management experience, particularly in the biopharmaceutical field.
Steven S. Myers
Steven S. Myers joined the Board in November 2006. He currently serves as Interim Chairman, Lead Independent Director and Chairperson of the Governance & Nominating Committee. He also serves on the Audit and Compensation Committees. He graduated from Stanford University with a B.S. in Mathematics. He is a four-time serial entrepreneur, an Ernst & Young “Entrepreneur of the Year” for Software and Information Services, and a recipient of the California Governor’s Special Recognition Award.
Mr. Myers is a director of several other companies. He has conducted business in a dozen countries in Europe and Asia. His private equity investment company, Dolphin Capital Holdings, Inc. invests in companies with innovative business strategies. Portfolio investments include regenerative medicine, biotechnology, medical devices, applied materials development, alternative energy, distressed debt, and for income real estate.
An Administration policy advisor on Cyber Security, he served in 2012 on the Department of Homeland Security Task Force on Cyber Security Resources and briefed then-DHS Secretary Napolitano on the Task Force recommendations. He was recently appointed to a third term on the U.S. State Department Advisory Committee on International Economic Policy, which

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advises the Secretary of State on foreign policy issues. At the Pacific Council on International Policy he serves on the Board of Directors and is Chairman of their National Security Member Committee.
Mr. Myers founded SM&A, an Aerospace & Defense Industry management consulting firm that over 25 years grew to approximately $100 million in annual revenue and over 800 employees; spearheading industry-changing innovations in competing for and managing U.S. Government contracts. During his tenure the company managed more than $360 billion in major program competitions. After conducting a successful NASDAQ listed IPO in 1998 he served as Chairman and CEO for another ten years. The company was sold to private equity in 2008. An accomplished public speaker, and author, Mr. Myers is a nationally recognized thought leader on business competitiveness and is a frequent guest lecturer at the USC Marshall School of Business on entrepreneurship. He is a two time Air Force Veteran and a highly accomplished aviator. The Board has concluded that Mr. Myers should continue serving as a director based upon his technical background and diverse entrepreneurial and business expertise, including his having established and managed innovative enterprises (in the areas of proposal development for competitive procurements, aircraft leasing and private equity investment), together with his technical experience in the aerospace and defense sector.
Robert A. Preti, PhD

Robert “Bob” Preti was appointed to the Board on December 22, 2015. Dr. Preti is the co-founder of PCT™, LLC a Caladrius Company ("PCT"), and the visionary behind its successful growth and development strategy over much of the last two decades. He also serves as Chief Technology Officer of Caladrius where he is involved in assessing and directing the development of Caladrius' cell therapy pipeline, as well as participating in setting the Company’s strategic direction.

Dr. Preti built PCT to meet a recognized need for high quality manufacturing and development services in an emerging industry. As the cell therapy field has grown, so too has PCT- the company has now served over 100 Clients and performed more than 20,000 cell therapy procedures. His leadership has been instrumental in creating PCT’s Client-focused model that helps bridge the gap between discovery and patient care through efficient transfer of cell-based therapies from laboratory into clinical practice. His vision for PCT includes expansion of its manufacturing capacity in the U.S. and Europe, as well as the development of new technological and engineering innovations that will help streamline and automate many cell processing techniques, leading to faster scale up, appropriate cost of goods, and robust quality for the industry.

Before assuming his role at PCT, Dr. Preti held a number of positions within the cellular therapy and blood banking fields. From 1996 to 1999, he was the director of hematopoietic stem cell processing and applied research at Hackensack University Medical Center in Hackensack, N.J. He served in several capacities with the New York Blood Center from 1990 to 1997, including tissue bank director, director of hematopoietic stem cell processing, scientific director and associate investigator. He also worked as a research scientist for Marrow-Tech Incorporated, which went on to become Advanced Tissue Sciences (ATIS), where work in his laboratory lead to the Dermagraft product currently marketed by Organogenesis.

Dr. Preti began his career in academics, teaching first as an elementary and secondary level educator, then as an adjunct assistant professor and lecturer at Hunter College, an assistant professor at Queensborough Community College, and then adjunct assistant professor at York College. He also has served as clinical assistant professor of medicine for New York Medical College in Valhalla, N.Y.

Also active in the public health arena, Dr. Preti has served on the Stem Cell Banking Committee and Cord Blood Subcommittee of the New York State Department of Health and on the New Jersey State Department of Health’s Blood Bank Advisory Committee, chairing the Hematopoietic Progenitor Cell Processing Subcommittee. In addition, he has served in a leadership capacity for many professional organizations, including treasurer and founding member of the International Society of Hematotherapy and Graft Engineering, now called ISCT (International Society for Cellular Therapy). He has published and presented extensively on a variety of topics relating to cellular therapies. He recently completed a five year term as a director for AABB, and is currently Vice Chairman for the Alliance for Regenerative Medicine (ARM), where, among other activities, he co-chaired the Standards and Technology Committee.

Dr. Preti holds a Bachelor of Science degree in biology from Fordham University, and a Master of Science degree and Doctorate, both in biology, from New York University. The Board has concluded that, based on his leadership roles at both Caladrius and PCT and his scientific background in cell therapy development and manufacture, Dr. Preti should continue serving as a director.

Peter G. Traber, MD
Dr. Traber joined the Board in January 2015. He has extensive experience in medicine, science and the pharmaceutical industry. Since 2011, he has been President and Chief Executive Officer of Galectin Therapeutics, Inc. (NASDAQ: GALT), where

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he has served since 2010 as Chief Medical Officer and since 2009 as a member of its Board. Galectin is a publicly traded biotechnology company that is developing carbohydrate-based therapies for the treatment of fibrotic liver disease and cancer. Since 2008, he has been President Emeritus of Baylor College of Medicine, where he was Chief Executive Officer from 2003 to 2008. Dr. Traber also has extensive big pharma leadership experience, serving from 2000 to 2003 as Senior Vice President of clinical development and medical affairs and Chief Medical Officer of GlaxoSmithKline. He has also served as CEO of the University of Pennsylvania Health System, and as Chair of the Department of Internal Medicine, and Chief of Gastroenterology for the University of Pennsylvania School of Medicine.
Dr. Traber has managed a molecular biology research laboratory and published more than 100 research articles, reviews, and book chapters. He received his MD from Wayne State School of Medicine, a BS in chemical engineering from the University of Michigan, and a certificate in medical leadership from Wharton Business School. The Board has concluded that Dr. Traber should continue serving as a director based on his diverse experience in healthcare, including his expertise in clinical trial design and product development, and his management experience.
Biographical Information - Directors Continuing in Office
David J. Mazzo, PhD
David J. Mazzo was appointed as Caladrius' Chief Executive Officer and as a member of our Board on January 5, 2015. Dr. Mazzo brings to the Company over 30 years of experience in the pharmaceutical industry. Prior to joining Caladrius, Dr. Mazzo served from August 2008 to October 2014 as Chief Executive Officer and as a member of the board of directors of Regado Biosciences, Inc., a NASDAQ-listed biopharmaceutical company focused on the development of novel antithrombotic drug systems for acute and sub-acute cardiovascular indications. Prior to his leading Regado, from March 2007 to April 2008, Dr. Mazzo was President, Chief Executive Officer and a director of Æterna Zentaris, Inc., a publicly held international biopharmaceutical company. From 2003 until 2007, Dr. Mazzo served as President, Chief Executive Officer and a director of Chugai Pharma USA, LLC, a biopharmaceutical company which was the U.S. subsidiary of Chugai Pharmaceutical Co., Ltd. of Japan. Dr. Mazzo has also held senior management and executive positions in research and development and was a director of the Essex Chimie European subsidiary at Schering-Plough Corporation, a publicly held pharmaceutical company that was subsequently acquired by Merck & Co., Inc.; Hoechst Marion Roussel, Inc., the US subsidiary of Hoechst AG, which was subsequently acquired by Sanofi, a multinational pharmaceuticals company; and Rhone-Poulenc Rorer, Inc., a subsidiary of Rhone-Poulene SA, a French pharmaceuticals company, which was subsequently acquired by Hoechst AG. He also previously served on the Board of Avanir Pharmaceuticals, Inc., a biotechnology company which was sold to Otsuka Holdings in 2015. He currently serves on the board of directors of pSivida Corp., a publicly held biopharmaceutical company, in the role of non-executive chairman. Dr. Mazzo earned a B.A. in the Honors Program (Interdisciplinary Humanities) and a B.S. in Chemistry from Villanova University. In addition, Dr. Mazzo received his M.S. in chemistry and his Ph.D. degree in analytical chemistry from the University of Massachusetts, Amherst. He was also a research fellow at the Ecole Polytechnique Federale de Lausanne, Switzerland. Based on Dr. Mazzo’s experience within the pharmaceutical industry and his executive experience, specifically his experience as Chief Executive Officer at other companies in the biotechnology industry, as well as his service on other boards of directors in the biotechnology industries, the Board believes Dr. Mazzo has the appropriate set of skills to serve as a member of the Board.
Richard Berman
Richard Berman, joined the Board in November 2006. Mr. Berman’s business career consists of more than 35 years of venture capital, management and merger and acquisitions experience. He currently serves as a director of three other public companies: Advaxis, Inc. (OTC: ADXS), Cryoport, Inc. (OTCBB: CRYX) and as Chairman of MetaStat Inc. (OCT:MTST). Mr. Berman has served as a director and/or officer of more than a dozen public and private companies. His previous experience includes positions at Goldman Sachs and as Senior Vice President of Bankers Trust Company. Some of his more notable positions include his service from 2006 to 2011 as Chairman of National Investment Managers (OTC: NIVM.OB), a company with $12 billion in pension administration assets. From 2004 to 2010, Mr. Berman served as a Director of NexMed Inc., a public biotech company. In 2008, Mr. Berman became Chairman and CEO of Nextmed, Inc. In 2010, NextMed, Inc. merged with Apricus Biosciences. From 1998 to 2000, Mr. Berman served as Chairman and CEO of Internet Commerce Corporation (now Easylink Services (NASDAQ: ESIC)), and thereafter, as Chairman until 2001. Mr. Berman arranged the Internet Commerce Corporation's acquisition of Easylink Services International in 2007. The company was sold for more than $300 million in 2012, and he stayed on as lead director and a member of all three committees. He served as CEO of Prestolite Battery Company of Canada from 1984 to 1992, and in 1991 led the merger of Prestolite with General Battery and Exide to form Exide Technologies (OTC: XIDEQ). In 1992, he managed the Exide's IPO. Mr. Berman is a past director of the Stern School of Business of NYU, where he received his B.S. and M.B.A. He also holds two law degrees, a J.D. from Boston College and a Special Certificate from The Hague Academy of International Law. The Board has concluded that Mr. Berman should continue serving as a director based upon his financial and

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business expertise, including his background in biotechnology, international management and banking, and his extensive experience as a director in the public company context.
Andrew L. Pecora, MD, FACP
Andrew L. Pecora, MD, FACP was appointed to the Board on December 8, 2011. Dr. Pecora is co-founder and past Chairman and Chief Executive Officer of PCT, which is a subsidiary of the Company. Dr. Pecora served as Caladrius' Chief Medical Officer from August 17, 2011 and served as Caladrius' Chief Visionary Officer from August 5, 2013 through January 2015. He also served as PCT’s Chief Medical Officer from January 19, 2011 following the Company’s acquisition of PCT (the "PCT Merger") though August 2015. Prior to the PCT Merger, Dr. Pecora had served from 1999 to 2011 as Chairman, Chief Executive Officer and Chief Medical Officer of PCT, and as a member of PCT’s Board of Managers. Dr. Pecora also served as Chief Scientific Officer of Amorcyte, Inc. (“Amorcyte”), a subsidiary of the Company acquired in October 2011, and held such position prior to the PCT Merger. Dr. Pecora served as the Chairman and Director of the John Theurer Cancer Center at Hackensack University Medical Center (HUMC) from 2001 to 2011, and commencing in 2011, Dr. Pecora has served as the John Theurer Cancer Center as Chief Innovations Officer, Professor and Vice President of Cancer Services. Since 1996 Dr. Pecora has been Co-Managing Partner of the Northern New Jersey Cancer Center, which is a private physicians practice group affiliated with HUMC. He has also been a Professor of Medicine at the University of Medicine and Dentistry of New Jersey since 2004. Dr. Pecora serves on the Board of Cancer Genetics, Inc. and is chairman of the Board of Tetralogics, Inc., a company developing small molecules to treat cancer. Dr. Pecora brings a variety of business development and practical business skills to Caladrius. He has worked with numerous companies in developing their products and manages a large clinical practice and the cancer department at a major health care institution. Dr. Pecora also has significant experience in the design of clinical trials (Phase 1 to 3), institutional review board practices, conduct of clinical trials, clinical research, and payor relationships both domestically and on a global basis. Dr. Pecora received an M.D. from the University of Medicine and Dentistry of New Jersey, graduating with honors. He went on to complete his medical education in internal medicine at New York Hospital and in hematology and oncology at Memorial Sloan-Kettering Cancer Center, both in New York City. He is board certified in internal medicine, hematology, and oncology. The Board has concluded that Dr. Pecora should continue serving as a director based on his diverse experience in healthcare, including his expertise in clinical trial design and product development, and his management experience.
Eric H.C. Wei
Eric H.C. Wei was appointed to the Board in October 2009. Mr. Wei is one of the founders and the Managing Partner of RimAsia Capital Partners, L.P. a private equity firm focused on the pan-Asian mid-market sector and a greater-than-5% stockholder of Caladrius ("RimAsia LP"). Prior to establishing RimAsia LP in January of 2005, Mr. Wei was a managing director of Gilbert Global Equity Partners, a US $1.2 billion global private equity fund; a founding partner of Crimson Asia Capital Partners, US $435 million Asian private equity program; a founder and investment committee member of the US $800 million Asian Infrastructure Fund, and an investor and director of The Asian MBO Fund. Mr. Wei has also previously been an investment banker with more than ten years of experience at Peregrine Capital, Prudential Securities, Lazard Freres and Citibank.. Mr. Wei received a B.S. degree in Math and Economics from Amherst College and an, M.B.A. degree from the Wharton Graduate School of Management at the University of Pennsylvania. The Board has concluded that Mr. Wei should continue serving as a director based upon his diverse financial and business expertise, including his background in investment banking, his extensive experience in managing private equity funds, and his familiarity with the pan-Asian mid-market sector.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE FOUR NOMINEES FOR CLASS III DIRECTORSHIPS, AS IDENTIFIED ABOVE.
EXECUTIVE OFFICERS
The following table sets forth certain information about the executive officers of our Company. There are no family relationships among any of our directors and executive officers. For biographical information regarding our executive officers, see the discussion under “Biographical Information — Executive Officers,” below.

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Name	Age	Position
David J. Mazzo, PhD	59	Chief Executive Officer
Robert A. Preti, PhD (1)	59	Senior Vice President, Manufacturing and Technical Operations, Chief Technology Officer
Joseph Talamo (2)	47	Senior Vice President and Chief Financial Officer
Douglas Losordo, MD	58	Senior Vice President, Clinical, Medical and Regulatory, Chief Medical Officer
__________________
(1) Effective December 22, 2015, the Board appointed Robert A Preti, PhD as the Company’s new Senior Vice President, Manufacturing and Technical Operations, Chief Technology Officer

(2) Effective October 6, 2015, the Board appointed Joseph Talamo as the Company's new Chief Financial Officer.

Biographical Information - Executive Officers and Other Key Employees
David J. Mazzo, PhD
See the discussion under “Biographical Information - Directors Continuing in Office” above.
Robert A. Preti, Ph.D
See the discussion under “Biographical Information - Director Nominees” above.
Joseph Talamo
Joseph Talamo was promoted to Senior Vice President and Chief Financial Officer in October 2015 from his previous role when he joined Caladrius in 2011 as the Corporate Controller and Chief Accounting Officer. From 1996 to 2010, Mr. Talamo held various senior positions at OSI Pharmaceuticals, Inc. (“OSI”), a publicly-traded biopharmaceutical company focused on discovering, developing and commercializing products for the treatment of cancer, diabetes and obesity, and most recently served as its Vice President and Corporate Controller from 2006 to 2010 and its Corporate Controller from 2002 to 2006. While at OSI, Mr. Talamo helped build the accounting and finance infrastructure to support the clinical development and commercial launch of Tarceva®, OSI's targeted therapy approved for the treatment of patients with non-small cell lung cancer and pancreatic cancer. Prior to OSI, Mr. Talamo worked at Bristol-Myers Squibb from 1995 to 1996 in the Financial Reporting and Consolidations Group, and at KPMG from 1993 to 1995 in the Health Care and Life Sciences Audit Group. Mr. Talamo has served as Treasurer of the Stem For Life Foundation, a public charity dedicated to raising awareness about adult stem cells and their therapeutic promise, since 2012. Mr. Talamo also served as Treasurer of the OSI Pharmaceuticals Foundation from 2008 to 2010. Mr. Talamo received a B.B.A. in Accounting from Hofstra University in 1991, and an M.B.A. in Finance from Hofstra University in 1999. Mr. Talamo is a certified public accountant in the State of New York.
Douglas Losordo, MD
Dr. Losordo was appointed Chief Medical Officer of the Company effective August 5, 2013. He served from 2006 to 2013 as a member of the Scientific Advisory Board of Caladrius. Prior to his appointment as the Company’s Chief Medical Officer, Dr. Losordo served as Vice President, New Therapies Development, Regenerative Medicine and Baxter Ventures at Baxter International from October 2011 through February 2013.  He is an adjunct professor of medicine at Northwestern University in Chicago, Illinois. From 2006 through 2011, Dr. Losordo was the director of the Feinberg Cardiovascular Research Institute and the Eileen M. Foell Professor of Heart Research at Northwestern University’s School of Medicine and director of the Program in Cardiovascular Regenerative Medicine at Northwestern Memorial Hospital. From 2004 through 2006, he was a Professor of Medicine at Tufts University School of Medicine and Chief of Cardiovascular Research at St. Elizabeth’s Medical Center in Boston.  He is board-certified in internal medicine, cardiovascular disease, and interventional cardiology. Dr. Losordo’s major research interests encompass angiogenesis/vasculogenesis, progenitor/adult stem cells, tissue repair/regeneration, and vascular biology. He received his M.D. from the University of Vermont.

Dr. Losordo has engaged in career-long efforts to develop novel therapeutics and as a scientist he obtained over $35 million in National Institutes of Health funding, for discovering and developing new therapeutic concepts in the laboratory, providing the basis for clinical studies. He has led first in human studies in multiple gene and adult stem cell therapies in patients

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with cardiovascular diseases, including therapies now in Phase 3 testing. He is a highly sought after speaker, having given over 200 international lectures. He has served as an associate editor of Circulation Research, the basic science journal of the American Heart Association and serves on the editorial boards of a number of scientific journals. Since 2012, he has served on the Scientific Advisory Board for The Stem For Life Foundation, a public charity devoted to accelerating development of cell therapies.

GOVERNANCE OF CALADRIUS BIOSCIENCES, INC.
Director Independence
The current Board members consist of Dr. Mazzo, Mr. Klosk, Dr. Traber, Dr. Pecora, Mr. Berman, Mr. Myers, Dr. Preti and Mr. Wei. Our Board has reviewed the materiality of any relationship that each of our directors has with the Company, either directly or indirectly. Based upon this review, our Board has determined that Messrs. Klosk, Myers, Berman, Wei and Dr. Traber are "independent directors" applying the definition of independence under the listing standards of The NASDAQ Stock Market ("NASDAQ").
Board Leadership Structure and Role in Risk Oversight
Mr. Myers, serves as the Interim Chairperson of the Board and Lead Independent Director. When present, our Chairperson presides over all Board meetings. Steven Myers coordinates with our Chief Executive Officer and Corporate Secretary to set the agenda for Board meetings, chairs executive sessions of the independent directors, and performs any other duties assigned from time to time by the Board. We believe that the separation of the Chairman and Chief Executive Officer roles at the Company enhances good corporate governance principles through reduction of conflicts of interest and greater board independence.
Our Board oversees our risk management. This oversight is administered primarily through the following:

•
The Board’s review and approval of our business plans and budget (prepared and presented to the Board by the Chief Executive Officer and other management), including the projected opportunities and challenges facing our business;

•	At least quarterly review of our business developments, business plan implementation and financial results;

•
Our Audit Committee’s oversight of our internal control over financial reporting and its discussions with management and the independent accountants regarding the quality and adequacy of our internal controls and financial reporting; and

•	Our Compensation Committee’s review and recommendations to the Board regarding our executive officer compensation and its relationship to our business plans.

Committees
Our Board has established (i) an Audit Committee, (ii) a Compensation Committee and (iii) a Nominating and Governance Committee. Each of these Committees has only independent directors as members. In addition, the Board has established a Science and Technology Committee for which it has not imposed any membership rules regarding director independence.
Audit Committee
The Audit Committee consists of three directors: Messrs. Wei (chairperson), Myers and Klosk. Each member of the committee is independent applying the definition of independence under the listing standards of NASDAQ and SEC regulations. The Audit Committee meets at least four times during the year. Messrs. Wei, Klosk and Myers each qualify as an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.
Pursuant to the terms of the Audit Committee charter, our Audit Committee is required to consist of at least three of our “independent” directors and shall serve at the pleasure of the Board. An “independent” director is defined as an individual who (a) is not our officer or salaried employee or an affiliate, (b) does not have any relationship that, in the opinion of the Board, would

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interfere with his or her exercise of independent judgment as an Audit Committee member, (c) meets the independence requirements of the SEC and NASDAQ or such other securities exchange or market on which our securities are traded and (d) except as permitted by the SEC and NASDAQ or such other securities exchange or market on which our securities are traded, does not accept any consulting, advisory or other compensatory fee from us.
The Audit Committee's charter requires the committee to oversee our accounting and financial reporting process, our system of internal controls regarding finance, accounting, legal compliance and ethics, and the audits of our financial statements. A current copy of such charter is available to stockholders on our website, www.caladrius.com. The primary duties of the Audit Committee consist of, among other things:

•	serving as an independent and objective party to monitor our financial reporting process, internal control system and disclosure control system;

•	reviewing and appraising the audit efforts of our independent accountants;

•
assuming direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and our management regarding financial reporting issues;

•	providing an open avenue of communication among the independent accountants, financial and senior management and the Board; and

•	reviewing and approving all related party transactions.

Statement of Audit Committee
The Audit Committee of the Board offers this statement regarding Caladrius' audited consolidated financial statements contained in its annual report on Form 10-K for the year ended December 31, 2015 and regarding certain matters with respect to Grant Thornton LLP, Caladrius' independent registered public accounting firm for the fiscal year ended December 31, 2015. This statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing with the SEC by Caladrius, except to the extent that Caladrius specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2015 with management. The Audit Committee has discussed with Caladrius' independent registered public accounting firm the matters required to be discussed under the provisions of the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from Caladrius' independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence with respect to Caladrius. Based on the review and discussions referred to above, the Audit Committee recommended to Caladrius' Board that the audited consolidated financial statements be included in Caladrius' Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.
Compensation Committee
Our Compensation Committee consists of three directors: Messrs. Klosk (chairperson), Myers and Wei. Each such member of the Compensation Committee is independent applying the definition of independence under the listing standards of NASDAQ. The Compensation Committee meets at least two times during each year.
Each member of our Compensation Committee must (i) be one of our independent directors satisfying the independence requirements of NASDAQ and other applicable regulatory requirements; (ii) qualify as an “outside director” under Section 162(m) of the Internal Revenue Code, as amended (the "Code") and (iii) meet the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as permitted by NASDAQ, members of the Compensation Committee must not accept any consulting, advisory or the other compensatory fee from us or any our subsidiaries. In determining whether a director is eligible to serve on the Compensation Committee, the Board must consider whether the director is affiliated with us, one of our subsidiaries or an affiliate of one of our subsidiaries to determine whether such affiliation would impair the director’s judgment as a member of the Compensation Committee.

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The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and specifically determines and approves salaries, bonuses and equity-based compensation for our executive officers.
We have adopted a Compensation Committee charter which outlines the Compensation Committee’s primary duties which are to:

•
evaluate the performance of the Chief Executive Officer in light of our goals and objectives and determine the Chief Executive Officer’s compensation based on this evaluation and such other factors as the Compensation Committee shall deem appropriate;

•	determine and approve all executive officer compensation;

•	approve the aggregate amounts and methodology for determination of all salary, bonus, and long-term incentive awards for all employees other than executive officers;

•	review and recommend equity-based compensation plans to the full Board and approve all grants and awards thereunder;

•
review and approve changes to our equity-based compensation plans other than those changes that require stockholder approval under the plans, the requirements of NASDAQ or any exchange on which our securities may be listed and/or any applicable law;

•
review and recommend to the full Board changes to our equity-based compensation plans that require stockholder approval under the plans, the requirements of NASDAQ or any exchange on which our securities may be listed and/or any applicable law;

•	review and approve changes in our retirement, health, welfare and other benefit programs that result in a material change in costs or the benefit levels provided;

•	administer our equity-based compensation plans; and

•	approve, as required by applicable law, the annual Compensation Committee report on executive compensation for inclusion in our proxy statement.

The Compensation Committee has the authority, in its sole discretion, to retain or obtain advice from compensation consultants, independent legal counsel and other advisers, and is directly responsible for the retention, termination, compensation and oversight of the work of any such consultant, counsel or other adviser. In selecting a consultant, counsel or other adviser, the Compensation Committee must, as required by NASDAQ rules, take into consideration all factors relevant to such person's independence from management, including all factors that NASDAQ identifies in its listing standards.
The Compensation Committee has the authority to retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. In 2014 through January 2015 the Compensation Committee engaged the services of Markson HRC ("Markson") and in March 2015 the Compensation Committee engaged the services of Radford/AON ("Radford"), national executive compensation consulting firms, with expertise in the life science industry to review and provide recommendations concerning all of the components of the Company's executive and director compensation program. Markson and Radford perform services solely on behalf of the Compensation Committee and have no relationship with the Company or management except as may relate to performing such services. As described in the CD&A under "Elements of Executive Officer Compensation," Markson assisted the Compensation Committee in defining the appropriate market of the Company's peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group for 2015 compensation actions. Markson also assisted the Compensation Committee in benchmarking our director compensation program and practices against those of our peers. Radford performed those services for the Committee in 2015 for 2016 compensation actions. The Compensation Committee has assessed the independence of Markson and Radford pursuant to SEC rules and the corporate governance rules of NASDAQ and concluded that no conflict of interest exists that would prevent Markson or Radford from independently representing the Compensation Committee.

A current copy of the Compensation Committee charter is available to stockholders on our website, www.caladrius.com. The Compensation Committee may form and delegate its authority to subcommittees as appropriate. Additionally, the Chief Executive Officer may make recommendations to the Compensation Committee relating to executive and director compensation, but consistent with NASDAQ rules, he may not be present during deliberations or voting regarding his own compensation.

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Nominating and Governance Committee
Our Nominating and Governance Committee consists of three directors: Messrs. Myers (chairperson), Klosk and Dr. Traber. The Nominating and Governance Committee is empowered by the Board to recommend to the Board qualified individuals to serve on the Board and to identify the manner in which the Nominating and Governance Committee evaluates nominees recommended for the Board. All members of the Nominating and Governance Committee have been determined to be “independent directors” pursuant to the definition contained in the rules of NASDAQ and SEC regulations. Our Board has adopted a Nominating and Governance Committee charter to govern the Nominating and Governance Committee, a current copy of which is available to stockholders on our website, www.caladrius.com.
Additional Board Committee:

The Board also maintains the following additional committee:

Science and Technology Committee: The Science and Technology Committee consists of four directors: Drs. Traber (chairperson), Mazzo, Preti and Pecora. This committee is authorized to review the science, clinical and regulatory strategy underlying the Company's research and development organization. It also reviews the interactions of the research and development organization with health care providers and regulatory bodies.

Qualifications for Board Membership
The Nominating and Governance Committee Charter and our Nominating and Governance Committee Policy Regarding Qualification of Directors attached thereto (the “Board Membership Guidelines”) describe the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee, among other factors listed in the Board Membership Guidelines:

•	should possess the highest personal and professional standards of integrity and ethical values;

•	must be committed to promoting and enhancing the long term value of Caladrius for our stockholders;

•
should not have any interests that would materially impair his or her ability to (i) exercise independent judgment or (ii) otherwise discharge the fiduciary duties owed as a director to our Caladrius and our stockholders;

•	must be able to represent fairly and equally all of our stockholders without favoring or advancing any particular stockholder or other constituency of the Company;

•
must have demonstrated achievement in one of more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to ours;

•	must have adequate time to devote to the Board and its committees; and

•	is expected to have sound judgment, derived from management or policy-making experience that demonstrates an ability to function effectively in an oversight role.

Diversity Considerations in Director Nominations
We do not have a formal diversity policy. We believe the Board represents a collection of individuals with a variety of complementary skills which, as a group, constitute the appropriate skills and experience to oversee our Company's business. Our directors come from diverse backgrounds, including medicine, private equity, and management of pharmaceutical and healthcare-related companies, including cell therapy.
The charter of our Nominating and Governance Committee provides that “[e]ach nominee will be considered both on his or her individual merits and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board.” In accordance with the mission set out in its charter, our Nominating and Governance Committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experiences can enhance the effectiveness of the Board. As part of its evaluation of each candidate,

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our Nominating and Governance Committee takes into account how that candidate's background, experience, qualifications, attributes and skills may complement, supplement or duplicate those of other prospective candidates.
Nominating and Governance Committee Procedures
The Board generally believes we are well-served by our current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Board will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election or is not re-nominated if a vacancy on the Board occurs between annual stockholder meetings or if the Board believes it is in our best interests to expand its size, the Board may seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Nominees for director must be discussed by the full Board and approved for nomination by the affirmative vote of a majority of the Board, including the affirmative vote of a majority of the independent directors. Two of our directors, Mr. Berman and Mr. Wei, were originally nominated in 2006 and 2009 respectively, pursuant to certain contractual rights. In addition, the appointment of Dr. Pecora to the Board initially was required pursuant to the terms of the merger agreement for the acquisition of PCT.
The Nominating and Governance Committee assists the Board by identifying qualified candidates for director and recommends to the Board the director nominees for the annual meeting of stockholders. The Board will conduct a process of making a preliminary assessment of each proposed nominee based upon the nominee’s resume and biographical information, an indication of the individual's willingness to serve and other background information. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Board will determine which nominee(s) to include in the slate of candidates that the Board recommends for election at each annual meeting of our stockholders.
Procedures for Considering Nominations Made by Stockholders
The Nominating and Governance Committee's charter and the Procedures for Stockholders Submitting Nominating Recommendations (the “Stockholder Nominating Guidelines”) describe procedures for nominations to be submitted by stockholders, other than candidates who have previously served on the Board or who are recommended by the Board. The Stockholder Nominating Guidelines state that a nomination must be delivered to our Secretary at our principal executive offices not later than the 120th day prior to the date of the proxy statement for the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days after the anniversary date of the annual meeting, notice to be timely must be so delivered a reasonable time in advance of the mailing of our proxy statement for the annual meeting for the current year. The Stockholder Nominating Guidelines require a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director, among other things: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) information that will enable the Nominating and Governance Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter and the Stockholder Nominating Guidelines for director candidates.
There will be no differences in the manner in which the Board evaluates nominees recommended by stockholders and nominees recommended by the Board or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board.
Stockholder Communications
The Board has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed to our Secretary and should be sent to such individual c/o Caladrius Biosciences, Inc., 420 Lexington Avenue, Suite 350, New York, New York 10170. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board. Under the procedures established by the Board, upon our Secretary's receipt of such a communication, a copy of such communication will be sent to each member of the Board, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.
Board and Committee Meeting Attendance
During the year ended December 31, 2015, our Board held 16 meetings, our Audit Committee held five meetings; our Compensation Committee held five meetings and our Nominating and Governance Committee held two meetings. Our Board,

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our Audit Committee, our Compensation Committee and our Nominating and Governance Committee each took additional actions by written consent. Each director attended (or participated by telephone in) at least 75% of the total number of meetings of the Board and committees on which he or she served.
Director Attendance at Annual Stockholder Meetings
We do not have a formal policy regarding attendance by directors at our annual meetings of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. All incumbent Board members attended the Company's annual meeting in 2015.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company's directors, certain officers of the Company, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by the SEC to furnish the Company with copies of all Section 16(a) reports that they file.
Based solely on a review of (i) Forms 3 and 4 and amendments thereto furnished to the Company during 2015, (ii) any Forms 5 and amendments thereto furnished to the Company with respect to 2015, and (iii) any written representations that no Form 5 was required, the Company believes that all such parties subject to the reporting requirements of Section 16(a) filed on a timely basis all such reports required during and with respect to the fiscal year ended December 31, 2015, except that six reports, covering an aggregate of ten transactions were filed late by Andrew Pecora, Richard Berman, David Mazzo, Robert Vaters, Robin Smith, RimAsia Capital Partners, L.P., RimAsia Capital Partners Manager, Ltd., RimAsia Capital Partners GP, L.P., RimAsia Capital Partners GP, Ltd. and Eric Wei.

CODE OF ETHICS
We have adopted a code of ethics that applies to our directors, officers and employees, except to our Chief Executive Officer, Chief Financial Officer, and any principal accounting officer, controller, or persons performing similar functions (“Senior Financial Officers”), who are subject to a separate code of ethics. Both codes of ethics are available on our website, www.caladrius.com. Our Code of Ethics for Senior Financial Officers was filed as Exhibit 14.1 to our Annual Report on Form 10-K for the year ended December 31, 2010.

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PROPOSAL 2

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background of the Proposal
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are now entitled to vote to approve, on an advisory (nonbinding) basis, the compensation of our Chief Executive Officer and our other Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.
Executive Compensation
We believe that our executive compensation programs, which are reviewed and approved by the Compensation Committee, are designed to retain and incentivize the high quality executives whose efforts are key to our long-term success. Stockholders are encouraged to review carefully the “Executive Compensation” section beginning on page [31] of this Proxy Statement for additional details about Caladrius' executive compensation, including information about the fiscal year 2015 compensation of our Named Executive Officers.
We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this proxy statement. Accordingly, we are asking our stockholders to cast a non-binding advisory vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and accompanying narrative disclosure is hereby APPROVED.”
Vote Required; Effect
Stockholder approval of this Proposal 2 will require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the determination as to whether the advisory resolution regarding Caladrius' compensation of executives is approved.
The say-on-pay vote is advisory, and therefore not binding on Caladrius, the Compensation Committee or our Board. Nevertheless, our Board and our Compensation Committee value the opinions of our stockholders, whether expressed through this vote or otherwise, and, accordingly, the Board and Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS IN FISCAL YEAR 2015.

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PROPOSAL 3

TO APPROVE AN AMENDMENT TO CALADRIUS' CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF CALADRIUS COMMON STOCK (IN THE EVENT IT IS DEEMED BY THE CALADRIUS BOARD OF DIRECTORS TO BE ADVISABLE) AT A RATIO WITHIN THE RANGE OF 1:2 TO 1:10; AS DETERMINED BY THE CALADRIUS BOARD OF DIRECTORS.

At the Annual Meeting, you are being asked to approve an amendment (in the event it is deemed by the Caladrius Board of Directors to be advisable) to our Amended and Restated Certificate of Incorporation, as amended, authorizing a reverse stock split of the issued shares of our Common Stock, at a ratio within the range of 1:2 to 1:10, as determined by our Board of Directors (the “Reverse Split Amendment Authorization”). A similar proposal for a 1:2 to 1:10 reverse split was approved by our stockholders at our annual meeting held on October 5, 2012, which 1:10 reverse split was effected on July 16, 2013. The Board is seeking stockholder approval of the Reverse Split Amendment Authorization at this time just to maintain flexibility to effect a reverse split if it should determine that a reverse split is advisable. Our Board has no immediate plans to effect a reverse stock split.

Our Board will file a reverse stock split amendment to the Amended and Restated Certificate of Incorporation only in the event the Caladrius Board of Directors deems it advisable, such as, for example, in connection with maintaining our NASDAQ listing, a future listing on another exchange or market, or for the purpose of enhancing investor interest generally. Should the reverse split be effected, upon the effectiveness of the amendment to our Amended and Restated Certificate of Incorporation, referred to as the Split Effective Time, the issued shares of our Common Stock immediately prior to the Split Effective Time will be reclassified into a smaller number of shares such that a Caladrius stockholder will own one new share of Caladrius Common Stock for each two to ten shares of issued Caladrius Common Stock held by that stockholder immediately prior to the Split Effective Time. If our Board of Directors deems a split to be advisable, the exact split ratio within the 1:2 to 1:10 range will be determined by the Board prior to the Split Effective Time and will be publicly announced by us. The par value of each share of our Common Stock shall be maintained at $0.001 per share for the reduced number of shares after any such reverse split. Even if our stockholders approve the reverse stock split, we may only effect the reverse stock split if such reverse stock split is effected on or before the date on which our 2017 annual meeting of stockholders is held.

The statements made in this proxy statement with respect to the Reverse Split Amendment Authorization should be read in conjunction with and are qualified in their entirety by reference to the text of the proposed certificate of amendment of Amended and Restated Certificate of Incorporation of Caladrius Biosciences, Inc., annexed hereto as Appendix A (“Certificate of Amendment”). The proposed Certificate of Amendment would be filed, and would become effective, as determined by our Board of Directors, in the event the reverse split is deemed by our Board of Directors to be advisable. Our Board of Directors, in its sole discretion, would determine the ratio of the reverse split, but such ratio would be within a range of 1:2 to 1:10.

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS PROXY STATEMENT, INCLUDING BUT NOT LIMITED TO SHARE NUMBERS, CONVERSION PRICES AND EXERCISE PRICES OF WARRANTS AND OPTIONS, DOES NOT REFLECT THE IMPACT OF ANY REVERSE STOCK SPLIT THAT MAY BE EFFECTED PURSUANT TO THE TERMS OF THIS PROPOSAL 3.

Purpose

If the Board chooses to effect the reverse stock split, it will be based upon the following considerations:

•
Maintaining a Listing on the NASDAQ.  We believe it is in the Company's best interests to maintain the listing of our Common Stock on The NASDAQ Capital Market. On February 25, 2016, we received a letter from The NASDAQ Capital Market indicating that we did not maintain a minimum bid price of $1 per share for a period of thirty (30) consecutive days and as a result are in jeopardy of being delisted. The market price of our Common Stock historically has been, and may continue to be, volatile. If the Reverse Split Amendment Authorization is approved, the Board's ability to effect a reverse split might help us regain compliance with our NASDAQ listing, though there can be no assurances that in such an event effecting a reverse split would allow us to regain compliance for our listing.

•
Future Listing Applications.  We may in the future apply for listing on another stock exchange or market which includes in its listing standards a minimum price per share greater than the then current price per share of our Common Stock.

•
Enhanced Investor Interest. A higher stock price resulting from a reverse stock split could help generate investor interest in Caladrius, increase trading volume in our Common Stock, help facilitate future financings or increase our

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ability to use our capital stock in acquisitions, although there can be no assurance that a reverse stock split would result in any of the foregoing.

NASDAQ Requirements for Continued Listing

Caladrius Common Stock is currently traded on The NASDAQ Capital Market under the symbol "CLBS." The Board of Directors believes that maintaining a listing on The NASDAQ Capital Market may provide a broader market for our Common Stock, increase stockholder value and facilitate the use of Caladrius Common Stock in financings, acquisitions and other transactions. On February 25, 2016, we received a letter from NASDAQ indicating that for the last 30 consecutive business days, the bid price of our common shares closed below the minimum $1.00 per share requirement pursuant to NASDAQ Listing Rule 5550(a)(2) for continued listing on The NASDAQ Capital Market. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we have an initial grace period of 180 calendar days or until August 23, 2016, to regain compliance with the minimum bid price requirement. The market price of our Common Stock has been and may continue to be volatile. From January 1 through April 22, 2016 our Common stock traded as low as $0.40 and as high as $1.33. In 2015, our Common Stock traded as low as $1.01 and as high as $4.26. Authorization to effect a reverse split would be helpful in maintaining, but would by no means guarantee, continued compliance with the minimum price per share requirements.

Requirements for Listing on Other Exchanges or Markets

We may also consider application for listing of our Common Stock on other exchanges or markets in or outside the United States. Any such listing may require the market price of our Common Stock to be increased above its then current level. While authorization to effect a reverse stock split may be helpful in achieving any such relevant minimum share price, a reverse stock split could not guarantee that our Common Stock would achieve any such relevant minimum price.

Potential Increased Investor Interest

In approving the proposal approving the Certificate of Amendment, our Board of Directors noted that a low share price can reduce the effective marketability of stocks because of the reluctance of some brokerage firms to recommend low-priced stocks to their clients and because many institutional investors generally do not invest in low priced stocks. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue. Our Board of Directors believes that the reverse stock split may result in a higher trading range for our Common Stock and may encourage institutional investors to invest in, and brokerage houses to recommend, our Common Stock. If the reverse stock split is effected, the market price of our Common Stock will also be based on our performance and other factors unrelated to the number of shares outstanding.

Principal Effects of the Reverse Stock Split

In the event our Board of Directors determines to effect the reverse stock split, the form of amendment to our Amended and Restated Certificate of Incorporation effecting the reverse stock split would be as set forth in Appendix A to this proxy statement. The Certificate of Amendment, as more fully described below, would effect the reverse stock split but would not change the number of authorized shares of our Common Stock or preferred stock, or the par value of the our Common Stock or preferred stock.

In the event the reverse stock split is effected, it will be effected simultaneously for all outstanding shares of our Common Stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in our Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, in which case such fractional share will be rounded up to the next whole share. Common Stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect our continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

As shown in the table below, in the event the reverse stock split is effected, one of its effects will be to effectively increase the proportion of authorized shares which are unissued relative to those which are issued. This could result in our management being able to issue more shares without further stockholder approval. Our Board of Directors believes that the continued availability of sufficient shares of our Common Stock is necessary and desirable to permit our Company the flexibility of engaging in future equity financings or acquisitions utilizing our Common Stock.

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The following table provides estimates as of April 22, 2016 of the number of shares of our Common Stock (a) authorized, (b) issued and outstanding, (c) reserved for issuance and (d) authorized but neither issued nor reserved for issuance at the following times: (i) prior to any reverse stock split, (ii) in the event a reverse stock split is effected and it is at a 1:2 ratio and (iii) in the event a reverse stock split is effected and it is at a 1:10 ratio:

	Number of Shares of Common Stock Authorized	Number of Shares Issued and Outstanding	(1)(3)	Number of Shares Reserved for Issuance	(2)(3)	Number of Shares Authorized but Neither Issued nor Reserved for Future Issuance	(1)(2)(3)
Prior to any Reverse Stock Split	500,000,000	59,012,461		16,730,149		424,257,390
After Assumed 1:2 Reverse Stock Split	500,000,000	29,506,231		8,365,075		462,128,694
After Assumed 1:10 Reverse Stock Split	500,000,000	5,901,246		1,673,015		492,425,739

__________________

(1)
These estimates assume a total of 59,012,461 shares of Common Stock issued and outstanding immediately prior to the reverse stock split, which is based on the 59,012,461 shares issued and outstanding as of April 22, 2016.

(2)
The following 16,730,149 shares of Common Stock are included in the Number of Shares Reserved for Issuance: (i) 4,605,473 shares issuable upon the exercise of Caladrius warrants outstanding as of April 22, 2016; (ii) 7,227,082 shares issuable upon the exercise of options outstanding as of April 22, 2016 (iii) 10,000 shares issuable upon conversion of 10,000 shares of Series B Preferred Stock outstanding as of April 22, 2016; and (iv) an additional aggregate of 4,887,594 shares reserved for issuance under our 2003 Equity Participation Plan, 2009 Plan and 2015 Equity Compensation Plan (excluding shares and options already issued and therefore included in the numbers in footnotes (1) and (2)(ii) above). All shares reserved for issuance would be proportionately reduced by the same ratio at which outstanding shares are adjusted, in the event a reverse stock split is effected.

(3)	These estimates also do not reflect the potential effect of rounding up for fractional shares that may result from the reverse stock split.
Board Discretion to Effect Reverse Stock Split

Because the reverse split authorization previously granted by the stockholders at our October 5, 2012 annual meeting was executed, the Caladrius Board of Directors is seeking the Reverse Split Amendment Authorization as described in this Proposal 3. The Board may effect only one reverse stock split in connection with this proposal and such reverse stock split must be effected on or before the date on which the 2017 annual meeting of stockholders is held, irrespective of whether additional stockholder meetings are held in the intervening period. If our Board of Directors desires to delay the reverse stock split until after the date on which the 2017 annual meeting of stockholders is held, we shall re-solicit stockholder approval. Our Board of Directors' decision to effect the reverse split, if at all, will be based on their determination as to the advisability of a reverse split, in connection with considerations such as maintaining the listing criteria of the NASDAQ, listing our Common Stock with another exchange, or enhancing investor interest in our Common Stock generally, as well as existing and expected trading prices for our Common Stock based on milestone achievements in our Company's development. In the event the stockholders approve this Caladrius Proposal 3 and our Board of Directors decides to effect a reverse split, our Board of Directors may nonetheless abandon the proposed reverse split, without further action by our stockholders, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware.

Par Value

In the event the reverse stock split is effected, the par value of our Common Stock will remain at $0.001 per share, the same pre-reverse split as post-reverse split. If the reverse stock split is effected, the total stated capital will be reduced and additional paid-in-capital will be increased in the same amount, as discussed below.

Accounting Matters

In the event the reverse stock split is effected, it will not affect the total amount of stockholders' equity on our balance sheet. However, because the par value of our Common Stock will remain unchanged on the effective date of the split, the components

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that make up the Common Stock capital account will change by offsetting amounts. In the event the reverse stock split is effected, depending on the size of the reverse stock split our Board of Directors decides to implement, the stated capital component will be reduced by an amount between $28,366 (in the event of a ratio of 1:2) and $51,060 (in the event of a ratio of 1:10) from the amount of the stated capital as of December 31, 2015 and the additional paid-in capital component will be increased by the same amount by which the stated capital is reduced. The per share net income or loss and per share net book value of Caladrius will be increased because there will be fewer shares of our Common Stock outstanding. Prior periods' per share amounts on future financial statement reports will be restated to reflect the reverse stock split for comparative purposes.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of our Company with another company, the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of our Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and stockholders. Our Board of Directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of our Company.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and our Company will not independently provide stockholders with any such right.

Fractional Shares

We will not issue fractional shares of stock in connection with any reverse stock split. In lieu thereof, stockholders who would otherwise be entitled to receive a fractional share as a consequence of the reverse stock split will be rounded up to the next whole share of Common Stock. As a result, stockholders will not receive cash for fractional shares.

Miscellaneous

In the event the reverse stock split is effected, it will result in an increased number of stockholders owning “odd lots” of fewer than 100 shares of our Common Stock after the reverse split. The per share costs, including brokerage commissions, of transactions in odd lots, are generally higher than the costs of transactions in “round lots” of multiples of 100 shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the Certificate of Amendment effecting the reverse stock split, and if our Board of Directors believes that effecting a reverse stock split is in the best interests of our Company and our stockholders, our Board of Directors will determine the ratio of the reverse stock split to be implemented and publicly announce such ratio.

We will file a certificate of amendment with the Secretary of State of the State of Delaware at such time as our Board of Directors has determined to be the appropriate Split Effective Time. Our Board of Directors may delay effecting the reverse stock split until the date on which the 2017 annual meeting of stockholders is held without re-soliciting stockholder approval. However, we must re-solicit stockholder approval if the Caladrius Board of Directors delays effecting the reverse stock split until after the date on which the 2017 annual meeting of stockholders is held. Beginning at the Split Effective Time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

In the event the reverse stock split is effected, as soon as practicable after the Split Effective Time, stockholders will be notified that the reverse stock split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares may surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent and the applicable transfer fee payable by the stockholder. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO.

Impact of Potential Reverse Stock Split Upon Other Data Contained in this Proxy Statement

Unless indicated to the contrary, the data contained in this proxy statement does not reflect the impact of any reverse stock split that may be effected pursuant to the terms of this Proposal 3.

Vote Required to Approve the Certificate of Amendment to the Amended and Restated Certificate of Incorporation

The affirmative vote of a majority of the voting power outstanding as of the Record Date is required to approve the Certificate of Amendment to the Amended and Restated Certificate of Incorporation authorizing a reverse stock split. If you abstain or do not instruct your broker how to vote with respect to this proposal, your abstention or broker non-vote will have the same effect as a vote against this proposal. By approving the Certificate of Amendment to our Amended and Restated Certificate of Incorporation authorizing a reverse stock split, stockholders will be approving the potential combination of any whole number of issued shares of our Common Stock between and including two and ten shares into one share. Irrespective of whether any of the other proposals are approved by the stockholders, the Board may, in its sole discretion, effect a reverse stock split if this proposal is approved.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF CALADRIUS VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO CALADRIUS' CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OFCALADRIUS COMMON STOCK (IN THE EVENT IT IS DEEMED BY THE CALADRIUS BOARD OF DIRECTORS TO BE ADVISABLE) AT A RATIO WITHIN THE RANGE OF 1:2 TO 1:10; AS DETERMINED BY THE CALADRIUS BOARD OF DIRECTORS.

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PROPOSAL 4
TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS CALADRIUS' INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.
Re-Appointment of Grant Thornton LLP

Grant Thornton LLP (“Grant Thornton”) currently serves as our independent registered public accounting firm and has audited our financial statements for the year ended December 31, 2015. Grant Thornton was initially appointed as our independent registered public accounting firm in 2011.

Grant Thornton has again been appointed by the Audit Committee of our Board (the “Audit Committee”) to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2016. Our Board is submitting this appointment to our stockholders for ratification at the Annual Meeting.

Representatives of Grant Thornton at Annual Meeting

Representatives of Grant Thornton are expected to be present at the Annual Meeting, to have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Accounting Fees and Other Accounting Matters

Grant Thornton was engaged to serve as the Company's independent registered public accounting firm in 2015 and 2014, and accordingly, audited the Company's financial statements for the fiscal years ended December 31, 2015 and 2014. The following table sets forth a summary of the fees billed or expected to be billed to us by Grant Thornton for professional services rendered for the fiscal year ended December 31, 2015 and 2014.

Fee Category	Fiscal 2015 Fees	Fiscal 2014 Fees
Audit Fees(1)	$779,088	$594,844
Audit-Related Fees(2)	$262,500	$—
Tax Fees(3)	$—	$—
All Other Fees(4)	$—	$540,527
Total Fees	$1,041,588	$1,135,371
_________________________________

(1)
Audit Fees consist of aggregate fees billed or expected to be billed for professional services rendered for the audit of the Company's annual consolidated financial statements included in the Company's Annual Reports on Form 10-K and review of the interim consolidated financial statements included in Quarterly Reports on Form 10-Q or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2015 and 2014, respectively.

(2)
Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under “Audit Fees.” The audit related services performed in 2015 were for services provided at the Company’s subsidiary.

(3)
Tax Fees consist of aggregate fees billed or expected to be billed for professional services rendered for tax compliance, tax advice and tax planning. These fees related to preparation of the Company's federal and state income tax returns and other tax compliance activities.

(4)
All Other Fees consist of aggregate fees billed for products and services provided by Grant Thornton (as applicable), other than those disclosed above. The other fees related to due diligence services in connection with a potential transaction.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm and approves in advance any services to be performed by the independent registered public accounting firm, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether

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the provision of services is compatible with maintaining the independence of the independent registered public accounting firm. All of the fees shown above were pre-approved by the Audit Committee.
Vote Required
The affirmative vote of a majority of the votes cast in person or by proxy is required to approve Proposal 4.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the number of shares of our Common Stock beneficially owned as of April 22, 2016 by:

•	each of our named executive officers;

•	each of our current directors;

•	all of our current directors and executive officers as a group; and

•	each person who is known by us to beneficially own 5% or more of our Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power. Shares of our Common Stock that may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees or warrant holders. Unless otherwise indicated, and subject to any applicable community property laws, to Caladrius' knowledge the persons or entities named in the table below have sole voting and investment power with respect to all shares indicated as beneficially owned by them.
Unless otherwise indicated, the address of the beneficial owner is c/o Caladrius Biosciences, Inc., 106 Allen Road, Fourth Floor, Basking Ridge, NJ, 07920.
As of April 22, 2016, there were 59,012,461 shares of our Common Stock outstanding. As of such date, the current directors and executive officers of Caladrius collectively owned beneficially 8,199,356 shares, or approximately 13.1% of the outstanding shares.

Name and Address of Beneficial Holder	Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned
David J. Mazzo Chief Executive Officer and Director	766,509	(1)	1.3%
Robin L. Smith, M.D. Former Executive Chairman of the Board	1,907,490	(2)	3.2%
Joseph Talamo Chief Financial Officer	294,927	(3)	*
Robert S. Vaters Former President, Chief Financial Officer and Director	228,750		*
Robert Dickey IV Former Chief Financial Officer	12,066		*
Robert A. Preti, Ph.D. President and Chief Scientific Officer of PCT	699,337	(4)	1.2%
Douglas Losordo, M.D. Chief Medical Officer	330,038	(5)	*
Andrew L. Pecora, M.D. Director	755,102	(6)	1.3%
Richard Berman Director	82,705	(7)	*
Steven S. Myers Director	458,744	(8)	*
Eric H.C. Wei Director	2,556,988	(9)	4.3%
Steven Klosk Director	59,700	(10)	*
Peter G. Traber Director	47,000	(11)	*
All Directors and Executive Officers as a group (ten persons)	8,199,356	(12)	13.1%
IEA Private Investments Ltd.	4,172,435	(13)	7.1%

 * Beneficial ownership is less than 1%

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The address for each officer and director is c/o Caladrius Biosciences, Inc., 420 Lexington Avenue, Suite 350, New York, NY 10170.

(1)	Includes options to purchase up to 303,125 shares of our common stock which are exercisable within 60 days of April 22, 2016.

(2)	Includes options to purchase up to 1,367,731 shares of our common stock which are exercisable within 60 days of April 22, 2016.

(3)	Includes options to purchase up to 191,562 shares of our common stock which are exercisable within 60 days of April 22, 2016.

(4)
Includes (i) options to purchase up to 379,155 shares of our common stock which are exercisable within 60 days of April 22, 2016, and (ii) warrants to purchase up to 34,305 shares of our common stock which are exercisable within 60 days of April 22, 2016.

(5)	Includes options to purchase up to 203,203 shares of our common stock which are exercisable within 60 days of April 22, 2016.

(6)
Includes (i) options to purchase up to 337,333 shares of our common stock which are exercisable within 60 days of April 22, 2016, and (ii) warrants to purchase up to 35,860 shares of our common stock which are exercisable within 60 days of April 22, 2016.

(7)	Includes options to purchase up to 34,939 shares of our common stock which are exercisable within 60 days of April 22, 2016.

(8)	Includes options to purchase up to 34,939 shares of our common stock which are exercisable within 60 days of April 22, 2016.

(9)
Includes (i) options to purchase up to 15,000 shares of common stock which are exercisable within 60 days of April 22, 2016; (ii) warrants to purchase up to 400,000 which are exercisable within 60 days of April 22, 2016 which are held by RimAsia; RimAsia Capital Partners GP, L.P. ("RimAsia GP") is the general partner of RimAsia; (iii) 19,000 shares by Mr. Wei, individually; (iv) 2,110,988 shares of common stock by RimAsia Capital Partners L.P., a Cayman Islands exempted limited partnership ("RimAsia LP"), and (v) 12,000 shares of common stock by RimAsia Capital Partners Manager, Ltd., a Cayman Islands exempted company ("RimAsia Manager"); RimAsia Capital Partners GP, Ltd. ("RimAsia Ltd.") is the general partner of RimAsia GP. RimAsia Manager is the fund manager of RimAsia GP and the manager of RimAsia. Mr. Wei is the managing partner of RimAsia, and indirect partner of RimAsia GP, a director of RimAsia Ltd. and a director of RimAsia Manager.

(10)	Includes options to purchase up to 18,700 shares of our common stock which are exercisable within 60 days of April 22, 2016.

(11)	Includes options to purchase up to 28,000 shares of our common stock which are exercisable within 60 days of April 22, 2016.

(12)	Includes options to purchase up to 3,406,274 shares of our common stock which are exercisable within 60 days of March 31, 2016.

(13)
Based on information provided in a Schedule 13G filed by IEA Private Investments Ltd. on March 18, 2016, consists of 3,313,215 shares of common stock and warrants to purchase an additional 859,220 shares of common stock. The investment and voting decisions of IEA Private Investments Ltd. are made by its board of directors, consisting of Mark Siao Hing Pu and Amy Wu Yee, each of whom, in such capacity, may be deemed to beneficially own such shares. The business address of IEA Private Investments Ltd. is 3003A, ONE Exchange Square, 8 Connaught Place, Central, Hong Kong.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Caladrius entered into an agreement with SPS Cardio, LLC (“SPS”) effective December 17, 2015, to out-license the patent and commercialization rights to our CD34 ischemic repair technology for the indications of acute myocardial infarction ("AMI") and CHF in selected non-U.S. territories. SPS is a venture capital firm that will fund this technology’s further development in these indications and designated countries. SPS intends to initiate, and subsequently to enroll and complete, a Phase 2 proof-of-concept clinical trial in India for the treatment of CHF. This trial will be conducted under internationally-accepted norms of cGMP and in such a fashion that the data will be acceptable for use as part of regulatory submissions to the US Food and Drug

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Administration and other international regulatory authorities. Caladrius will be eligible to receive royalties, together with a milestone payment, upon successful development and commercialization of any product eventually sold in the territories.  At the time of entering into the license agreement with SPS, Dr. Andrew Pecora was a director of Caladrius and he owned approximately 33% of SPS.

POLICIES AND PROCEDURES CONCERNING RELATED PARTY TRANSACTIONS
The Audit Committee of our Board is responsible for reviewing and approving or ratifying all related party transactions. Our Board, acting upon the recommendation of its Audit Committee, has adopted a written policy with regard to related party transactions. The policy provides that related party transactions shall be brought to management’s and the Board’s attention. The procedures specify that at meetings of the Audit Committee, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose, and the respective benefits to the Company and the relevant related party. The policy sets forth certain factors that the Audit Committee is to take into consideration in determining whether to approve a related party transaction, which include:

•	whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party;

•	the business reasons for the Company to enter into the transaction;

•	whether the transaction would impair the independence of an independent director;

•
whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the director, executive officer or other related party, the direct or indirect nature of the director’s, executive officer’s or other related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

The procedures provide that in the event a member of the Audit Committee has an interest in the transaction under discussion, he will abstain from voting on the approval of the transaction, but may, if so requested by the chair of the Audit Committee and permitted under NASDAQ regulations, participate to the extent requested in discussions of the transaction. By “related party transaction,” we mean a transaction requiring disclosure under Item 404(a) of Regulation S-K between the Company or any of its subsidiaries, on the one hand, and an executive officer, director, person known to be a 5% beneficial owner of the Company, or an immediate family member of any of the foregoing, on the other hand.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board, which is comprised solely of independent directors as defined by NASDAQ listing standards, outside directors as defined by Section 162(m) of the Code and non-employee directors as defined by Rule 16b-3 under the Exchange Act, has been delegated the authority and responsibility to determine and approve all compensation of our executive officers. Our named executive officers for fiscal year 2015 are those eight individuals listed in the “2015 Summary Compensation Table” below, which includes four executive officers that are no longer employed by us.

A discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements, is set forth below.

Executive Compensation Objectives and Philosophy

The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for the continued growth and success of Caladrius, to align the interests of these executives with those of our stockholders, and to reward performance in a manner that maximizes our corporate performance without encouraging unnecessary or excessive risks. To this end, our compensation programs for executive officers are designed to achieve the following objectives:

•	attract and retain talented and experienced executives;

•	motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	focus executive behavior on achievement of our corporate objectives and strategy;

•	build a culture of “pay for performance”, while not rewarding unnecessary or excessive risk taking; and

•	align the interests of management and stockholders by providing management with longer-term incentives through equity ownership.

The Compensation Committee reviews the allocation of compensation components annually to help ensure alignment with strategic and operating goals, competitive market practices and legislative and regulatory changes. The Compensation Committee does not apply a specific formula to determine the allocation between cash and non-cash forms of compensation, though the Compensation Committee does consider comparative market data provided by its compensation consultant regarding allocations used by comparable companies. Certain compensation components, such as base salaries, benefits and perquisites, are intended primarily to attract and retain qualified executives. Other compensation elements, such as annual and long-term incentive opportunities, are designed to motivate and reward performance. Annual incentives are designed to motivate named executive officers with respect to our Company’s objectives and the named executive officers’ individual performance and development. Long-term incentives are intended to reward Caladrius’s long-term performance and financial achievement and to align named executive officers’ interests with those of stockholders.

Elements of Executive Officer Compensation

Our executive officer compensation program is comprised of: (i) base annual salary; (ii) annual incentive compensation, including discretionary bonuses based on individual and overall company performance and (iii) long-term equity incentive compensation (including periodic and contractual stock option or restricted stock grants), with the objective of aligning our executive officers’ long-term interests with those of our stockholders.

In establishing overall executive compensation levels and making specific compensation decisions for the executives in 2015, the Compensation Committee considered a number of criteria, including the executive’s position, any applicable employment agreement, prior compensation levels, scope of responsibilities, prior and current period performance, individual and overall Company performance, external market data and retention concerns. In addition, in determining bonus awards for 2015, the Compensation Committee also considered the results of the advisory vote by stockholders on the “say-on-pay” proposal presented

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to stockholders at Caladrius’s 2015 annual meeting of stockholders. There was support at the 2015 annual meeting for the compensation program offered to Caladrius’s named executive officers with approximately 77% of votes cast in favor. Accordingly, the Compensation Committee made no direct changes to our executive compensation program as a result of the say-on-pay vote. At the 2015 annual meeting, our stockholders also voted in favor of an annual say-on-pay vote and Caladrius has elected to follow such advisory vote.

In addition to interim actions to review and approve compensation arrangements from time to time (for example, in connection with the hiring of a new executive), the Compensation Committee performs a review of compensation for our executive officers annually. As part of this review, the Compensation Committee takes into consideration their understanding of external market data, including compensation practices of comparable companies (based on size and stage of development). Since 2011, the Compensation Committee has engaged an independent compensation consultant to perform an analysis of the current compensation program. For 2015, the Compensation Committee engaged Markson HRC, LLC ("Markson") to provide comparative data on compensation practices in our industry for executive officers, Board members and Board committee members, and to perform an independent review of the compensation of our Chief Executive Officer and senior executive officers (including the named executive officers in the “2015 Summary Compensation Table” below). Markson reports directly to the Compensation Committee. Other than the work it performs for the Compensation Committee, Markson does not provide any consulting services to Caladrius or its executive officers.

Markson’s reports presented in December 2014 (which the Compensation Committee considered in setting 2015 salaries and bonuses) provided competitive comparative market data for base salaries, bonuses and equity grants, their observations and their broad recommendations. In preparing their reports, Markson considered, among other data, compensation data from 2014 for publicly traded companies of similar size in comparable industries (the “Peer Group” below). Although the Compensation Committee considers Markson's advice and recommendations about our executive and director compensation program together with input from management, the Compensation Committee ultimately makes its own decisions about these matters.

Caladrius' Peer Group for 2014
Advanced Cell Technology (Ocata Therapeutics)	Lion Biotechnologies
Amicus Therapeutics	Mimedx Inc Com
Argos Therapeutics	Momenta Pharmaceuticals
Athersys	NeuralStem
BioTime	Northwest Biotherapeutics
Cumberland Pharmaceuticals	Opexa Therapeutic
Cytomedix (Nuo Therapeutics)	Organovo Holdings
Cytori Therapeutics	Osiris Therapeutics
DURECT Corporation	Pluristem Therapeutics
Fibrocell Science	Progenics Pharmaceutical
Geron Corporation	Sangamo Biosciences
Immunocellular Therapeutics	Stemcells

Generally, our Compensation Committee reviews and, as appropriate, approves compensation arrangements for executive officers in the fourth quarter of each year subject to the terms of existing employment agreements with our named executive officers, as discussed below, and the timing of the hiring of new executives. Other than with respect to the compensation of our Chief Executive Officer, our Compensation Committee also takes into consideration the recommendations for executive compensation made by our Chief Executive Officer, which recommendations are generally made after consultation with our Vice President of Human Resources and presented at the time of our Compensation Committee’s review of executive compensation arrangements.

Base Salary

The base salaries of our named executive officers are set out in their employment agreements with the Company which, in some cases, provide that the officer may be granted a raise at the Compensation Committee’s discretion. The employment agreements of Dr. Pecora, Dr. Preti, Dr. Losordo, Dr. Mazzo, Mr. Talamo, Mr. Vaters and Mr. Dickey were approved by the Compensation Committee following arms’ length negotiation of the terms between members of management and the respective executive party to the agreement. In the case of the initial employment agreement of each of Dr. Pecora and Dr. Preti, these negotiations occurred in connection with the PCT Merger completed in 2011. With respect to the employment agreements of Dr. Losordo, Dr. Mazzo, Mr. Talamo, Mr. Vaters and Mr. Dickey, employment terms were negotiated between management and each executive prior to the commencement of their employment. Our Compensation Committee performs a review of base salaries for our executive officers annually. We believe that a competitive base salary is a necessary element of any compensation program

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that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Base salaries are established in part based on the individual experience, skills and expected contributions of our executives and our executives’ performance during the prior year.

In connection with her appointment as Executive Chairman of the Board and resignation as Chief Executive Officer, Dr. Smith and the Company entered into an Amendment dated January 2, 2015, and effective as of January 1, 2015, as amended January 16, 2015 (as amended, the “Amendment”), to Dr. Smith’s existing employment agreement with Caladrius. The Amendment entitled Dr. Smith to continue to receive her base salary of $545,000, and was terminated on her resignation effective June 5, 2015.

On January 22, 2015, Caladrius entered into a letter agreement with Dr. Pecora confirming that he is no longer employed by Caladrius nor holds the title Chief Visionary Officer of Caladrius, but continued as an employee of PCT as Chief Medical Officer receiving a base salary $240,000, being paid in shares of our common stock issued under a combination of the Amended & Restated 2009 Plan and the Employee Stock Purchase Plan. On August 17, 2015, Dr. Pecora resigned from his position as Chief Medical Officer and ceased receiving compensation from Caladrius effective September 1, 2015.

On January 1, 2015, Dr. Preti received a raise from $364,000 to $410,000. Under Dr. Preti’s current employment agreement, as amended March 11, 2016, his contractual annual base salary is $475,000 from PCT and $1,000 from Caladrius. Dr. Losordo received a base salary raise in 2015 from $385,000 to $405,000. In January 2015, Dr. Mazzo was appointed Chief Executive Officer, at an initial contractual base salary of $545,000 and did not receive a raise from his initial base salary in 2015.

Mr. Dickey's employment as Chief Financial Officer was terminated effective January 4, 2015, and he therefore did not receive a raise in 2015 from his initial base salary of $310,000. In January 2015, Mr. Vaters was appointed President and Chief Financial Officer, at an initial contractual base salary of $425,000. Mr. Vaters' employment with the Company was and was terminated and he resigned from the Board of Directors effective October 5, 2015. Mr. Talamo was promoted to Chief Financial Officer effective October 6, 2015, with an initial base salary of $300,000.

Discretionary Bonuses

Our business model includes the development of novel proprietary cell therapy products as well as operating a contract development and manufacturing organization. Our cell therapy products are in the clinical development stage and are based on novel technologies. Given the nature of our business, the determination of annual cash incentive awards and/or discretionary bonuses for our executives is often tied to developments in our business, including promoting our development programs or other supportive aspects of our business. The employment agreements of most of our named executive officers provide that the executive is eligible for an annual discretionary bonus, which in some cases is based on a target or maximum amount established by contract. In setting the amounts of bonus awards, the Compensation Committee generally undertakes a discretionary assessment of individual and overall corporate performance. The Compensation Committee’s determination of cash incentive amounts are designed to include consideration of important operational and financial aspects of the Company’s business and the progress of our Company’s development. Where a “target” bonus is established (as in the employment agreement of our former Chief Executive Officer), if the professional effectiveness of the executive officer helped us achieve specific corporate objectives or otherwise contributed to our overall success, the bonus paid can exceed the target amount.

Pursuant to her January 2015 employment agreement and December 2016 consulting agreement, Dr. Smith was eligible to receive a $250,000 cash bonus for services as an employee in 2015. Dr. Smith and the Company agreed that such bonus, was to be paid in 200,000 shares of Caladrius common stock and a tax gross up with the cash equal to Dr. Smith's total estimated federal state and city income tax liability for all compensation under these agreements to be withheld.

Cash bonuses for Drs. Pecora, Preti and Mazzo and Messrs. Dickey Vaters and Talamo are determined by the Compensation Committee on a discretionary basis. For plan year 2015, under the Company's compensation system which was approved by the Compensation Committee in March 2015, the Chief Executive Officer recommends and the Compensation Committee approves salary and bonus actions for executive officers based upon the Compensation Committee's assessment of the Company's overall performance against the achievement of corporate performance goals and the individual accomplishments of the executive officers. The employment of Dr. Pecora and Mr. Dickey terminated January 2015 and therefore, neither Dr. Pecora nor Mr. Dickey received a cash bonus in 2015. The Compensation Committee determined that for 2015, despite achievement of 106% of corporate objectives, bonuses would be paid in an amount up to 53% of the executive's target and would be tied to completion of a significant financial and/or strategic transaction to bring additional funding to the Company. The cash bonuses were not accrued for or paid in 2015 because the targeted transaction was not completed in 2015, these cash bonuses have been paid in 2016 in connection with the recently announced transaction with Hitachi Chemical Co. America Ltd. and Hitachi Chemical Co. Ltd in the following amounts (53% of target): $65,190 to Dr. Preti, $53,663 to Dr. Losordo, $158,868 to Dr. Mazzo and $41,738 to Mr. Talamo. Mr. Vaters also

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received a cash bonus of $79,688, reflecting the pro-rated percentage of 75% of the possible 53% of target due to his termination of employment on October 5, 2015.

Stock Grants and Long-term Equity Incentive Compensation

Long-term incentive compensation allows the executive officers to share in any appreciation in the value of our common stock. The Compensation Committee believes that stock grants and stock option participation aligns executive officers’ interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price, subject to continued employment with our company. Stock options are earned on the basis of continued service to us and generally vest over a period of years and/or upon the achievement of specified business milestones. All grants need to be approved by our Compensation Committee. All stock options are awarded at fair market value and are based on our closing market price on the grant date.

In many cases, the employment agreement that we enter into with an executive officer provides for the grant of a stock award or option in connection with commencement of employment or commencement of the term, in part intended as an inducement to commencing or continuing employment with us. Certain equity awards are issued on a discretionary basis in connection with our Compensation Committee’s annual review of our executive compensation, in January 2015 option awards were issued to our named executive officers. Set forth below are option awards granted to each of our named executive officers in January 2015 which vested vest 25% on the date of grant, and 25% each upon three milestone vesting criteria.

Option Award
Robin Smith	150,000
Robert Preti	50,000
Douglas Losordo	40,000
Joseph Talamo	30,000
Andrew Pecora	75,000

    The Compensation Committee issued these awards at a level intended to be competitive within the biotechnology industry, with consideration given to the Peer Group for 2014. In issuing these awards, the Compensation Committee considered Markson’s reports and recommendations, which provided context for equity grants in terms of (i) the competitive value of grants made among the Peer Group, (ii) the retention value of unvested equity, (iii) the Company’s “burn rate,” or the ratio of option-equivalent shares granted in the calendar year to total shares issued and outstanding, and (iv) in terms of grants to our Chief Executive Officer, prior grants and holdings. The Compensation Committee also considered individual performance.

In June 2015, the Compensation Committee determined that it would be appropriate to make a special one-time grant of restricted stock and stock options based on the special efforts of our executives associated with the California Institute of Regenerative Medicine ("CIRM") grant and capital raise, and for employee retention. The restricted stock and stock options vest as follows: as to 25% of the shares on the grant date, and the remaining 75% shall vest quarterly over a period of thirty-six months from the grant date. The following grants were made to our named executive officers as a result of such transaction.

	Stock Award	Option Award
Robin Smith	40,000	—
David Mazzo	80,000	—
Robert Vaters	60,000	—
Robert Preti	—	33,750
Douglas Losordo	—	33,750
Joseph Talamo	22,500	—
Andrew Pecora	10,000	—

For a further discussion of the particulars of the stock awards and option grants issued to our named executive officers in connection with their current employment agreements, as well as discretionary awards approved by the Compensation

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Committee, see the discussion appearing below under the caption “Employment Agreements and Other Arrangements With Executive Officers,” together with the information in the compensation tables below.

Other Compensation

We make available to executive officers certain benefits available to all employees on similar terms including health and welfare benefits, paid time-off, disability insurance, and participation in our Employee Stock Purchase Plan. We may also provide certain perquisites generally available to senior executives of the Company, which may include executive life insurance, a car allowance, club memberships and payment or reimbursement for cell phone, blackberry and internet service. For newly-hired executives, the Company may provide reimbursement for relocation expenses. Details of the values of these benefits and perquisites may be found in the footnotes and narratives to the “2015 Summary Compensation Table,” below.

We provide the benefits above to attract and retain our executive officers by offering compensation that is competitive with other companies similar in size and stage of development. These benefits represent a relatively small portion of their total compensation.

Executive Transition and Succession

In connection with her appointment as Executive Chairman and her changing role effective January 5, 2015, the Compensation Committee approved, and the Board ratified, an amendment to Dr. Smith’s employment agreement. Pursuant to that amendment, the term of Dr. Smith’s employment with the Company would expire on December 31, 2015, without renewal; provided that Dr. Smith could earlier terminate her employment on 30 days’ advance notice, with the goal being to provide transition support and continuity to the incoming Chief Executive Officer. The principal terms of the amendment, described in more detail elsewhere herein are that Dr. Smith would (i) continue to receive her base salary of $545,000 for the remainder of her term; (ii) receive a $200,000 cash bonus by June 1, 2015, and be eligible for an additional annual bonus for 2015 if the Company achieved certain goals for the year, which additional bonus would be prorated if the term ends before December 31, 2015; (iii) be granted an option to purchase 250,000 shares of our common stock and $50,000 worth of restricted stock net of taxes. Dr. Smith would also receive severance of one year’s base pay and bonus (her 2013 bonus) at the end of the term. The Committee noted that Dr. Smith will still be providing significant services to the Company as Chairman of the Board through the 2016 annual meeting, so that the payment is not purely severance and she is provided with no additional compensation for serving in the role of Chairman. The new equity grants were also viewed as desirable by the Committee to enhance stockholder alignment and retention during the transition period as most of Dr. Smith’s prior option grants are out of the money. Effective June 5, 2015, Dr. Smith resigned from her position as Executive Chair of the Board.

In connection with his appointment as Chief Executive Officer effective January 5, 2015, the Compensation Committee also approved a compensation package for Dr. Mazzo. The principal terms of his employment agreement, which has an initial four-year term, are that Dr. Mazzo will (i) receive base salary of $545,000, the same level as Dr. Smith had received; (ii) be eligible for an annual cash bonus with a target of 55% (and up to a maximum of 100%) of his base salary; (iii) be granted a one-time option to purchase 400,000 shares of our common stock that vest 100,000 shares immediately and the remaining 300,000 shares over time and (iv) be granted 151,946 shares that vest immediately and receive an additional grant of 138,132 shares that vest subject to achievement of two business milestones. The Committee reviewed competitive data provided by Markson in evaluating this compensation package and believes that while certain aspects may be on the high side, it overall is competitive.

In connection with his appointment as President and Chief Financial Officer, the Compensation Committee also approved a compensation package for Mr. Vaters. The principal terms of his employment agreement, which had an initial four-year term, are that Mr. Vaters would (i) receive a base salary of $425,000; (ii) be eligible for an annual cash bonus in an amount up to 50% of his base salary; (iii) be granted an option to purchase 400,000 shares of our common stock that vest 100,000 shares immediately with the remainder scheduled to vest over time; and (iv) be granted 54,811 shares that vest immediately and receive an additional grant of 82,217 shares that vest subject to achievement of two business milestones. The Committee reviewed competitive data provided by Markson in considering this pay package, recognized that it would be competitively high if viewed purely as a package for a Chief Financial Officer, but believed that Mr. Vaters’ hire is for the role of both President and Chief Financial Officer and was a more strategic hire than is a usual Chief Financial Officer hire, and that Mr. Vaters brought the Company a much broader industry perspective, relationships and experience than the typical Chief Financial Officer and is in fact someone who could fill the Chief Executive Officer role, giving the Company depth or “bench strength.” Thus, the Committee believed that the compensation package for Mr. Vaters was reasonable in this light.

In connection with the termination of Mr. Vaters as President and Chief Financial Officer, effective October 5, 2015, the Compensation Committee approved the terms of a Separation Agreement and General Release ("Vaters Separation Agreement"). The principal terms of Vaters Separation Agreement are that Mr. Vaters will (i) receive $425,000 plus any accrued salary for a

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period of twelve (12) months; (ii) be eligible for a pro-rata bonus for 2015; (iii) have all unvested stock options and restricted stock awards immediately vest upon the termination date, October 5, 2015, in accordance with the terms of the 2009 Amended and Restated Equity Compensation Plan; (iv) be eligible to continue health, dental and vision coverage reimbursement for COBRA premiums through June 30, 2016; and (v) receive payment by the Company of $10,000 of legal fees incurred by Mr. Vaters in connection with the Vaters Separation Agreement.

In connection with his appointment as Senior Vice President and Chief Financial Officer effective October 6, 2015, the Compensation Committee approved a compensation package for Mr. Talamo. The principal terms, which amend his June 28, 2011 offer letter, are that Mr. Talamo will (i) received base salary of $300,000; (ii) be eligible for an annual cash bonus with a target of 30% of his Base Salary; (iii) serve as a member of Caladrius' Executive Committee, reporting to the Chief Executive Officer; and (iv) be entitled to six (6) months' Base Salary and benefits continuation for the severance period in the event of termination.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the
Board of Directors of Caladrius, Inc:

Steven M. Klosk (chairman)
Steven S. Myers
Eric Wei

This report shall not constitute “soliciting material,” shall not be deemed “filed” with the SEC and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended or the SEC, or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

Compensation Committee Interlocks and Insider Participation

Richard Berman (chairman), Steven S. Myers and Steven M. Klosk served as members of the Compensation Committee of the Board during 2015. None of the members of our Compensation Committee is, or has been, an officer or employee of ours or any of our subsidiaries. During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on the Board.

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2015 Summary Compensation Table

The following table sets forth the total compensation paid or accrued during the last three fiscal years with respect to (i) our Chief Executive Officer, (ii) our former Chief Executive Officer, (iii) our Chief Financial Officer, (iv) our former Chief Financial Officers, and (v) our three other most highly compensated executive officers, who earned more than $100,000 during the fiscal year ended December 31, 2015, and were serving as executive officers as of such date. The table includes one additional executive who would have been among the three most highly compensated executive officers except for the fact that he was not serving as executive officers of the Company as of the end of December 31, 2015.

Name and Principal Function	Year	Salary		Bonus		Stock Awards (1)	Option Awards (1)	All Other Compensation		Total Compensation
David J. Mazzo, Chief Executive Officer (2)	2015	$541,371		$—		$736,010	$883,057	$665,096	(3)	$2,825,534
	2014	$—		$—		$—	$—	$—		$—
	2013	$—		$—		$—	$—	$—		$—
Robin Smith, Former Chief Executive Officer (4)	2015	$237,405		$243,120		$156,773	$950,770	$1,264,922	(5)	$2,852,990
	2014	$545,000		$392,400		$730,380	$1,093,257	$559,739	(6)	$3,320,776
	2013	$495,000		$450,000		$—	$249,685	$40,782		$1,235,467
Joseph Talamo, Chief Financial Officer (7)	2015	$261,932		$—		$50,850	$72,438	$46,522	(8)	$431,742
	2014	$227,700		$42,695		$39,142	$287,447	$22,845	(9)	$619,828
	2013	$219,583		$100,000		$—	$107,418	$—		$427,001
Robert Vaters, Former President and Chief Financial Officer (10)	2015	$320,360		$—		$397,870	$883,057	$837,162	(11)	$2,438,450
	2014	$—		$—		$—	$—	$—		$—
	2013	$—		$—		$—	$—	$—		$—
Robert Dickey IV, Former Chief Financial Officer (12)	2015	$2,348		$—		$—	$—	$226,927	(13)	$229,275
	2014	$310,000		$23,250		$39,142	$287,447	$60,705	(14)	$720,544
	2013	$150,626		$40,000		$—	$229,462	$15,283		$435,371
Robert Preti, President and Chief Scientific Officer of PCT	2015	$410,000		$—		$—	$316,652	$4,911	(15)	$731,563
	2014	$364,000		$54,600		$39,539	$599,701	$22,570	(16)	$1,080,410
	2013	$349,231		$145,000		$—	$143,224	$—		$637,455
Douglas Losordo, Chief Medical Officer	2015	$405,000		$—		$15,900	$145,483	$17,826	(17)	$584,209
	2014	$385,000		$60,150		$101,542	$365,671	$60,293	(18)	$972,656
	2013	$291,500		$40,000		$145,800	$343,070	$30,846		$851,216
Andrew Pecora, Former Chief Visionary Officer	2015	$162,462	(19)	$—		$22,600	$181,095	$23,457	(20)	$389,613
	2014	$240,000	(21)	$—		$310,502	$543,983	$322,272	(22)	$1,416,757
	2013	$221,538	(23)	$365,004	(24)	$—	$286,456	$—		$872,998

 _________________________________

(1)
Amounts shown under “Stock Awards” and “Option Awards” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, in accordance with SEC rules. See Note 13 to the Notes to the Consolidated Financial Statements in the 2015 Annual Report, for a discussion of assumptions made in such valuations. All stock awards, option awards and other shares discussed in this table were issued under the Company's Amended and Restated 2009 Equity Compensation Plan (the "2009 Plan"), with a per share price generally equal to the fair market value of a share of our common stock on the date of grant.

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(2)	Effective January 5, 2015, Dr. Mazzo was appointed to serve as Chief Executive Officer of the Company.

(3)	Consisted of (i) a tax gross up $641,915 on stock awards, (ii) a car allowance of $12,000, and (iii) $4,178 of Company 401(k) match.

(4)
Effective January 5, 2015, Dr. Smith resigned from her position as CEO and was appointed Executive Chair of the Board. Effective June 5, 2015, Dr. Smith resigned from her position as Executive Chair of the Board while continuing to serve as chairperson of the Board. Effective December 18, 2015, Dr. Smith resigned from the Board.

(5)
Consisted of (i) severance payments of $1,020,000, (ii) a tax gross up $183,846 on stock awards, (iii) a car allowance of $5,227, (iv) approximately $15,660 paid by us on behalf of Dr. Smith for life and disability insurance; (v) COBRA payments of $40,189, and (vi) for club membership dues.

(6)
Consisted of (i) a tax gross up $511,271 on stock awards, (ii) a car allowance of $12,000, (iii) approximately $21,652 paid by us on behalf of Dr. Smith for life and disability insurance; and (iv) $14,816 for club membership dues.

(7)	Effective October 5, 2015, Mr. Talamo was appointed to serve as Chief Financial Officer of the Company.

(8)	Consisted of (i) a tax gross up $45,039 on stock awards, and (ii) $1,483 of Company 401(k) match.

(9)	Consisted of a tax gross up $22,845 on stock awards.

(10)
Effective January 5, 2015, Mr. Vaters was appointed to serve as President and Chief Financial Officer of the Company. Effective October 5, 2015, Mr. Vaters was no longer serving as President and Chief Financial Officer and was no longer an employee of the Company.

(11)	Consisted of (i) severance payments of $425,000, (ii) a tax gross up $385,914 on stock awards, (iii) a car allowance of $9,000, (iv) $3,465 legal fee reimbursement, and (v) COBRA payments of $13,784.

(12)	Effective January 5, 2015, Mr. Dickey was no longer serving as Chief Financial Officer and was no longer an employee of the Company.

(13)	Consists of (i) severance of $180,833 on stock awards, (ii) COBRA payments of $35,933, and (iii) relocation related reimbursements of $10,160.

(14)	Consists of (i) a tax gross up of $27,448 on stock awards, and (ii) relocation related reimbursements of $33,257.

(15)	Consisted of $4,911 of Company 401(k) match.

(16)	Consisted of a tax gross up $22,570 on stock awards.

(17)	Consisted of a tax gross up $9,326 on stock awards.

(18)	Consisted of (i) a tax gross up $59,558 on stock awards, and (ii) $735 paid by us on behalf of Dr. Losordo for life insurance.

(19)
Pursuant to an arrangement approved by the Compensation Committee, Dr. Pecora elected to receive an aggregate of $63,894 of this amount in shares of our common stock issued under the 2009 Plan and in lieu of cash. For more information on these grants of our common stock, see "Grants of Plan-Based Awards" below.

(20)	Consisted of a tax gross up $23,457 on stock awards.

(21)
Pursuant to an arrangement approved by the Compensation Committee, Dr. Pecora elected to receive an aggregate of $80,598 of this amount in shares of our common stock issued under the 2009 Plan and in lieu of cash. For more information on these grants of our common stock, see "Grants of Plan-Based Awards" below.

(22)	Consisted of a tax gross up $322,272 on stock awards.

(23)
Pursuant to an arrangement approved by the Compensation Committee, Dr. Pecora elected to receive an aggregate of $80,245 of this amount in shares of our common stock issued under the 2009 Plan and in lieu of cash.

(24)	Dr. Pecora's 2013 bonus was paid in stock. He received a stock award of 46,976 shares issued under the 2009 Plan.

CALADRIUS EMPLOYMENT AGREEMENTS AND EQUITY GRANTS

Employment Agreements and Other Arrangements with Executive Officers

This section contains a description of the employment agreements and certain other arrangements that Caladrius has or had during the years ended December 31, 2013 through March 2016, with the named executive officers listed in the Summary Compensation Table. All descriptions are qualified in their entirety by reference to such agreements. The descriptions to follow provide further information about the compensation that is shown in the Summary Compensation Table and the Grants of Plan Based Awards Table for the respective officers. They also give you information about payments that could be received by these officers under certain circumstances at such time as their employment with Caladrius ends, for example, certain severance arrangements.

Robin L. Smith, M.D. - Former Chairman of the Board

Dr. Robin L. Smith currently serves as a Consultant (and previously served as our Chairman of the Board until December 18, 2015) pursuant to a consulting agreement with effective date as of December 18, 2015. In connection with her Consulting Agreement, Caladrius engaged Dr. Smith for a period of six (6) months to act as an independent contractor and not be deemed an employee for any purpose. Dr. Smith agreed to advise Caladrius with respect to certain business, scientific, medical and financial matters. The principal terms of remuneration for her services, are that Dr. Smith will (i) receive 150,000 options with a 10 year term to purchase 150,000 shares of Caladrius common stock at the closing price on January 4, 2016 that will vest 50% ninety (90) days after the Effective Date and 50% 180 days after the Effective Date; (ii) not have any deduction, offset or withholding of any kind or for any purpose from the fee; (iii) be reimbursed for travel expenses incurred by attending meetings for and with Caladrius outside of New York City; and (iv) receive her $250,000 cash bonus pursuant to her January 2015 Agreement for services as an employee in 2015, which shall be paid on January 11, 2016 in equity and cash payment as follows: (a) 200,000 shares of Caladrius' common stock and (b) a tax gross up with the cash equal to Dr. Smith's total estimated federal state and city income tax liability for all compensation under this agreement to be withheld.

On November 13, 2012, the Company amended an employment agreement dated as of May 26, 2006,with Dr. Robin L. Smith (the "Agreement"). Pursuant to the amendment, (i) the term of the Agreement was extended for two years to December 31, 2014; (ii) Dr. Smith's annual base salary was increased to $495,000; (iii) Dr. Smith was eligible to receive a cash bonus for each of 2013 and 2014, based on a target amount of 50% of annual base salary assuming good progress toward the accomplishment of objectives set for Dr. Smith and the Company by the Compensation Committee, and which may be awarded in an amount up to 100% of annual base salary for extraordinary performance, all as determined by the Compensation Committee; (iv) all unvested options held by Dr. Smith as of the date of the amendment were immediately vested; (v) a failure to renew the Agreement at the end of the term regardless of reason shall be treated as a termination by the Company without cause; (vi) upon the Company's termination of Dr. Smith's employment without cause or by Dr. Smith with good reason, (a) the Company is to pay Dr. Smith her base salary and COBRA premiums for one year following the termination plus the previous year's annual bonus payment, and (b) all of Dr. Smith's stock options which are vested as of the termination date plus any additional options that would have vested by the passage of time during the 12 month period following such date (which additional options shall become immediately and fully vested as of the termination date) shall remain exercisable for the balance of their 10 year term; (vii) in the event the Company terminates Dr. Smith's employment with cause or Dr. Smith resigns, the Company is to pay Dr. Smith her then current base salary and COBRA premiums for one year; and (viii) any vested options previously or hereafter granted to Dr. Smith during the remainder of the term shall remain exercisable notwithstanding any termination of employment for the full option term until the expiration date. The Compensation Committee awarded Dr. Smith a 10% raise to her base salary commencing January 1, 2014, having evaluated the Company’s continued development under Dr. Smith’s outstanding leadership and performance. On March 11, 2014, the Company entered into a letter agreement with Dr. Smith confirming her base salary of $545,000.

On January 2, 2013, Dr. Smith was awarded an option to purchase 50,000 shares of our common stock at an exercise price of $6.20 per share, which vested as to 20% of the option shares on the date of grant and providing for vesting as to the remaining option shares in 20% increments upon the achievement of specified business milestones. On January 2, 2014, Dr. Smith was awarded (i) an option to purchase 131,000 shares of our common stock at an exercise price of $7.77 per share and (ii) 94,000 shares of restricted stock. Each of the option award and the restricted stock award, vested as to 1/6 of the shares on the grant date, and provided for vesting as to 1/6 of the shares on each of the first, second and third anniversaries of the grant date, and as to 1/6 of the option shares upon the occurrence of each of two specified business milestones. The Company agreed to pay the withholding taxes on the restricted stock award. On August 1, 2014, Dr. Smith was awarded an option to purchase 75,000 shares of our common stock at an exercise price of $6.21 per share. The option, which was fully vested upon grant, was approved by the Compensation Committee as a bonus for the successful completion of the CSC Acquisition. On January 2, 2015, Dr. Smith was awarded an option to purchase 150,000 shares of our common stock at an exercise price of $3.73 per share, vested as to 25% of the option shares on the grant date and scheduled to vest as to 25% of the option shares each upon three milestone vesting criteria.

In connection with her appointment as Executive Chairman of the Board, Dr. Smith and the Company entered into an Amendment dated January 2, 2015 and effective as of January 1, 2015, as amended January 16, 2015 (as amended, the “Amendment”), to Dr. Smith’s existing employment agreement with the Company. The Amendment provides that the term of Dr. Smith’s employment with the Company (the “Term”) shall expire on December 31, 2015, without renewal; provided that Dr. Smith may earlier terminate her employment on 30 days’ advance notice. Pursuant to the Amendment, Dr. Smith shall (i) continue to receive her base salary of $545,000 for the remainder of the Term; (ii) receive a $200,000 cash bonus by June 1, 2015 after completing the hand off of her CEO duties, and be eligible for an additional annual bonus for 2015 if the Company achieves its target objectives for the year as determined by the Compensation Committee, which additional bonus will be prorated if the Term ends before December 31, 2015; and (iii) have paid by the Company up to $25,000 of legal fees incurred by Dr. Smith in connection with negotiation of the Amendment. Additionally, pursuant to the Amendment, Dr. Smith was granted under the Company's Amended and Restated 2009 Plan (i) an option to purchase 250,000 shares of our common stock at a per share exercise price equal to the value of our common stock on the date of execution of the Amendment (the “Amendment Option”) (with one-third of the Amendment Option being vested and exercisable immediately upon grant, one-third of the Amendment Option scheduled to vest on June 7, 2015 and one-third of the Amendment Option scheduled to vest on December 7, 2015); and (ii) 39,276 shares of our common stock (or 19,159 shares of common stock, net of shares withheld for taxes). The Amendment provided that during the balance of the Term, Dr. Smith may accept a new CEO position with another company subject to certain requirements, including that such new position does not interfere with Dr. Smith’s continuing employment with the Company and is consistent with Dr. Smith’s obligations under her Confidentiality, Invention Assignment and Non-Compete Agreement with the Company (the “Non-Compete Agreement”). The Amendment amended the Non-Compete Agreement to provide that during the Term and for 12 months following the termination thereof, or during any period during which Dr. Smith is receiving any compensation from the Company, she will not without the prior approval of (i) the Company’s CEO, if Dr. Smith is not then an executive officer of the Company, and (ii) the Board, if Dr. Smith is then an executive officer of the Company, directly or indirectly become employed by or otherwise assist a competitor of the Company in the stem cell or cell therapy sectors. The Amendment provided that after expiration of the Term, Dr. Smith will continue to serve as a member of the Board and as Chairman of the Board in a non-executive capacity, and for such service during the current balance of Dr. Smith’s term as a director which continues until the Company’s annual meeting to be held in 2016, without further compensation as long she receives severance pay from the Company. The Amendment further provided that Dr. Smith shall be entitled to severance benefits upon expiration or termination of the Term, regardless of the reason, including: (i) continued payment of base salary for one year following the end of the Term (the “Severance Period”); (ii) payment of an additional cash amount equal to Dr. Smith’s annual bonus for 2013 ($475,000) as soon as practicable after expiration or termination of the Term; (iii) payment of COBRA premiums during the Severance Period; (iv) all of Dr. Smith’s stock options (including the Amendment Option), to the extent not vested, shall become fully vested and exercisable, and all of Dr. Smith’s vested stock options (including the Amendment Option) shall remain exercisable for the balance of their respective 10-year terms as if Dr. Smith’s employment had continued; (v) the remaining 31,332 of Dr. Smith’s 94,000 “Restricted Shares” (as defined in her Restricted Stock Grant Agreement dated as of January 2, 2014), and any other equity awards, shall become vested and non-forfeitable upon achievement of their applicable vesting requirements, as if Dr. Smith’s employment had continued; (vi) to the extent transferable, the Company will transfer and assign to Dr. Smith its $5 million term life policy; and (vii) payment of a cash bonus for 2015 (to the extent earned but not already paid, but as if employment continued), and any other benefits payable under the then-existing terms of any Company plan, agreement or arrangement.

By a joint written consent of the Company's Compensation Committee and its Nominating and Governance Committee dated April 27, 2015, the committees acknowledged that Dr. Smith had successfully completed the handoff of her CEO duties and acknowledged that she had informed the Board that she will resign from her position of Executive Chair of the Board effective June 5, 2015 while continuing to serve as the Chairman of the Board. The Committees accepted her resignation and acknowledged the payments to be made under the prior paragraph. They also agreed to COBRA and life insurance premium payments beyond the severance period through November 2016. Effective December 18, 2015, Dr. Smith resigned from the Board.

David J. Mazzo, Ph.D. - Chief Executive Officer

In connection with his appointment as the Company's new Chief Executive Officer, Dr. Mazzo and the Company entered into an employment agreement dated and effective as of January 5, 2015 (the "Commencement Date"), as amended January 16, 2015 (the “Amendment Date”), setting forth the terms and conditions of Dr. Mazzo’s employment with the Company. The employment agreement, which has an initial four-year term thereafter renewable for successive one-year periods by mutual agreement, provides that Dr. Mazzo shall (i) receive base salary of $545,000, subject to annual review and increases as may be approved by the Compensation Committee; (ii) be eligible for an annual cash bonus with a target of 55% (and up to a maximum of 100%) of his base salary; (iii) in addition to serving as Chief Executive Officer, serve as a member of the Board, subject to election and/or re-election by the Company’s stockholders; (iv) receive an annual expense allowance of $12,000 and reimbursement of business expenses, and be eligible for payment by the Company of up to $10,000 annually for supplemental term life and supplemental long-term disability coverage; and (v) payment of up to $10,000 of legal fees incurred by Dr. Mazzo in connection with negotiation of his employment agreement. Additionally, pursuant to his employment agreement, as amended, Dr. Mazzo was granted under the Company's Amended and Restated 2009 Plan (i) an option to purchase 400,000 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the Commencement Date, providing for vesting as to 100,000 of the option shares immediately upon grant with the remainder of the option shares scheduled to vest subject to Dr. Mazzo’s continued employment in a series of sixteen successive quarterly installments (18,750 shares each) over the four years following the Commencement Date; (ii) 151,946 immediately vested shares of our common stock (or 83,570 shares, net of shares withheld for taxes); and (iii) 138,132 shares of our restricted common stock (or 75,973 shares, net of shares withheld for taxes) vesting in two equal installments subject to the satisfaction of two individual milestones to be mutually established by the Compensation Committee (or the Executive Chairman) and Dr. Mazzo within three months following the Amendment Date, and subject to Dr. Mazzo’s continued employment on each of the applicable milestone vesting dates.
The employment agreement provides that the Company may terminate Dr. Mazzo’s employment at any time upon notice, and Dr. Mazzo may terminate at any time upon 90 days’ prior written notice. If Dr. Mazzo’s employment is terminated by the Company without “cause” (and other than due to death or “disability”) or by Dr. Mazzo for “good reason” (in each case as defined in the employment agreement), and provided Dr. Mazzo timely executes (and does not revoke) a general release of claims against the Company and related parties, Dr. Mazzo would be entitled to (i) continue to receive his then-current base salary for a period of twelve months following termination (the “Severance Period”); (ii) payment of a pro-rated bonus equal to 50% of his base salary in effect on the termination date multiplied by a fraction representing the portion of the calendar year preceding the termination date during which Dr. Mazzo was employed by the Company; (iii) accelerated vesting of 25% of Dr. Mazzo’s outstanding unvested equity awards and extension of exercisability of such awards for the shorter of one year following termination or the remaining term of the award; and (iv) payment of a portion of COBRA premiums during the Severance Period. In the event Dr. Mazzo’s employment terminates because the Company does not offer to extend the term of the employment agreement, and provided Dr. Mazzo timely executes (and does not revoke) a general release of claims in favor of the Company and related parties, Dr. Mazzo would be entitled to (i) one year of his base salary continuation, (ii) payment of a portion of COBRA premiums during the Severance Period; and (iii) treatment of stock options in accordance with the Company’s equity plan. If Dr. Mazzo’s employment terminates due to his death or disability, and provided Dr. Mazzo (or, if applicable, his estate) timely executes (and does not revoke) a general release of claims in favor of the Company and related parties, then Dr. Mazzo (or, if applicable, his estate) would be entitled to (i) payment of a portion of COBRA premiums and (ii) treatment of stock options in accordance with the Company’s equity plan.
Joseph Talamo - Senior Vice President & Chief Financial Officer

In connection with his appointment as the Company's Senior Vice President and Chief Financial Officer, the Company amended Mr. Talamo's offer letter dated June 28, 2011 setting forth the following terms, which became effective October 6, 2015, The principal terms are that Mr. Talamo will (i) receive base salary of $300,000; (ii) be eligible for an annual cash bonus with a target of 30% of his Base Salary; (iii) serve as a member of Caladrius' Executive Committee, reporting to the Chief Executive Officer; and (iv) be entitled to six (6) months' Base Salary and benefits continuation for the severance period in the event of termination.

Robert A. Preti, Ph.D. - Senior Vice President, Manufacturing and Technical Operations, Chief Technology Officer and President of PCT

On September 23, 2010 we entered into a four year employment agreement with Robert A. Preti, Ph.D. which became effective on January 19, 2011, upon the closing of the PCT Merger (the “Commencement Date”). Pursuant to his employment agreement, Dr. Preti serves as President and Chief Scientific Officer of PCT. The employment agreement provides for, among other things, (i) an initial annual base salary of $330,000, increasing to $350,000 on January 19, 2012, and (ii) an option to purchase 40,000 shares of our common stock under the Amended and Restated 2009 Plan at a per share exercise price of $15.00, vesting as to 10,000 shares on each of the first, second, third and fourth annual anniversaries of the Commencement Date, and (iii) eligibility for cash bonuses as determined by the Compensation Committee. The employment agreement further provides that upon Termination without Cause (as defined) or Resignation for Good Reason (as defined), Dr. Preti will be entitled to certain post-termination benefits in consideration of executing a release and a confidentiality, non-compete, non-solicitation and inventions assignment agreement and compliance therewith, including (i) continuation of his base salary for up to twelve (12) months in accordance with customary payroll practices, (ii) reimbursement of COBRA healthcare premiums for up to twelve (12) months, and (iii) the accelerated vesting for all unvested option shares that would have vested during the twelve (12) months following termination of employment had Dr. Preti remained in the employ of PCT. The Preti Employment Agreement also gives PCT the option, in its sole discretion, to continue Dr. Preti's base salary for an additional twelve (12) months (for a total of twenty-four (24) months) in consideration for a twelve month extension of the non-competition restrictive covenants to which Dr. Preti is subject. Additionally, we maintain key-man life insurance on Dr. Preti in the amount of $3,000,000. On April 26, 2012, Dr. Preti elected to participate in the 2012 Option Program with a Participating Salary equal to $13,750. An additional $20,000 of his annual salary is paid on a quarterly basis through the issuance of shares of our common stock. Effective January 1, 2014, our Compensation Committee increased Dr. Preti’s base salary to $364,000. On January 2, 2013, Dr. Preti was awarded an option to purchase 30,000 shares of our common stock at an exercise price of $6.20 per share, which vested as to 20% of the shares on the date of grant and as to the remaining shares in 20% increments upon the achievement of specified business milestones. On January 2, 2014, Dr. Preti was awarded an option to purchase 75,000 shares of our common stock at an exercise price of $7.77 per share, which vested as to 1/6 of the option shares on the grant date, and which is scheduled to vest as to 1/6 of the option shares on each of the first, second and third anniversaries of the grant date, and as to 1/6 of the option shares upon the occurrence of each of two specified business milestones.

On October 27, 2014, the Company and Dr. Preti entered into an amendment to: (i) extend the end of the term of his current employment agreement from January 18, 2015 to January 19, 2016; (ii) provide for a base salary during the term of no less than $364,000; (iii) provide for reimbursement of up to $30,000 for the cost of relocating to and an apartment in New York City during the term upon presentment of invoices; and (iv) provide for the grant to Dr. Preti on the effective date of the amendment of an option under the Amended & Restated 2009 Plan to purchase 30,000 shares of the our common stock which provides for vesting as to (A) 15,000 shares on the effective date of the amendment and (B) 15,000 shares on January 19, 2016, and have a per share exercise price equal to the closing price of our common stock on the date of grant and otherwise be subject to the terms of the Amended & Restated 2009 Plan.

On August 1, 2014, Dr. Preti was awarded (i) an option to purchase 25,000 shares of our common stock at an exercise price of $6.21 per share and (ii) 6,367 shares of our common stock. The awards, which were fully vested upon grant with withholding taxes associated with the stock award paid by the Company, were approved by the Compensation Committee as a bonus for the successful completion of the CSC Acquisition. On January 2, 2015, Dr. Preti was awarded an option to purchase 50,000 shares of our common stock at an exercise price of $3.73 per share, vested as to 25% of the option shares on the grant date and scheduled to vest as to 25% of the option shares each upon three milestone vesting criteria.

On December 22, 2015, Dr. Robert A. Preti was elected as a member of Board of Directors for Caladrius in accordance with the terms of his Employment Agreement, dated as of December 22, 2015. Under the terms of the Employment Agreement, Dr. Preti will continue to be employed as the Company's Senior Vice President, Manufacturing and Technical Operations and Chief Technology Officer as well as President of PCT. The initial term of the Employment Agreement will expire on December 21, 2018, subject to mutually agreed-upon one-year extensions. Pursuant to the Employment Agreement, among other things: (i) Caladrius will pay Dr. Preti a Base Salary of $475,000; (ii) Dr. Preti has been granted options to purchase 200,000 shares of the Company's common stock on December 22, 2015 (the "Initial Grant"). The options with respect to 50,000 shares of the Initial Grant vested immediately upon issuance and the options with respect to the remaining 150,000 shares will vest in even increments of 12,500 shares quarterly over a 36-month period, subject to Dr. Preti's continued employment with Caladrius; (iii) On December 22, 2015, Dr. Preti was granted a $500,000 sign on bonus payable in three equal installments to be paid on the date of payment of performance to executives of Caladrius in 2016 or April 1, 2016, whichever comes first, and the remaining two installments to be paid on the first and second anniversaries of the initial installment (this $500,000 bonus was never paid under this agreement and instead restated in his amended agreements dated March 11, 2016); and (iv) Dr. Preti will be eligible to receive an annual cash bonus for each full calendar year during the term of the Employment Agreement. His target annual bonus will be 40% of his base salary, with the actual amount paid determined by the Company's Compensation Committee with input from the Company's CEO based upon the level of achievement of the Company's corporate goals and objectives and Dr. Preti's individual performance.

On March 11, 2016, Caladrius entered into an Amended and Restated Employment Agreement with Robert A. Preti, PhD, which became effective as of March 11, 2016 (the "Amended Employment Agreement"). The Amended Employment Agreement with Dr. Preti amends and restates the Employment Agreement entered into between Caladrius and Dr. Preti on December 22, 2015. In addition, on March 11, 2016, Dr. Preti entered into an Employment Agreement with PCT, which became effective as of March 11, 2016 (the "PCT Employment Agreement"). Dr. Preti continues to serve as Senior Vice President, Manufacturing and Technical Operations and Chief Technology Officer of the Company as well as President of PCT.

Pursuant to the Amended Employment Agreement, Dr. Preti will receive (i) an annual Base Salary of $1,000 and (ii) $150,00 sign-on bonus payable on April 1, 2016. In addition, all prior equity awards granted to him in accordance with his prior employment agreement shall remain in effect and continue to vest in accordance with their terms. Under the Amended Employment Agreement, Dr. Preti is to spend no less than 90% of his business time working on PCT matters.

Pursuant to the PCT Employment Agreement, Dr. Preti will receive (i) an annual base salary of $475,000, as may be increased from time to time and (ii) a $350,000 sign on bonus payable in two equal installment on March 11, 2017 and March 11, 2018. In addition, Dr. Preti will be eligible to receive an annual cash bonus of up to 40% of his base salary, based on his performance and achievement of corporate goals and objectives, as determined by the PCT Board and four weeks vacation. The initial term of the PCT Employment Agreement will continue until March 10, 2019 and may be renewed for additional one-year periods, subject to a 90-day extension notice to be provided by PCT, or earlier termination as described below. The PCT Employment Agreement provides that PCT may terminate the employment for or without Cause (as such term is defined in the PCT Employment Agreement). In addition, Dr. Preti may voluntarily terminate this employment for Good Reason (as such term is defined in the PCT Employment Agreement) upon written notice to PCT or for any other reason upon six-month prior written notice, with PCT's ability to accelerate such termination. Further, Dr. Preti's employment will be terminated upon his Disability (as such term is defined in the PCT Employment Agreement) and death. In the event that PCT terminates Dr. Preti's employment without Case (other than by reason of Disability) or Dr. Preti voluntarily terminates his employment for Good Reason, PCT will, subject to his general release, provide Dr. Preti with the following payments and benefits: (i) a lump-sum amount, equal to the sum of (A) his earned but unpaid Base Salary; (B) any bonus amount earned and vested but not paid; (C) any accrued and unused vacation time; (D) any unreimbursed business expense or other amounts due to Dr. Preti as of the termination date and (E) all other payments and benefits to which Dr. Preti then may be entitled to (collectively, "Accrued Rights"); (ii) continuation of his base salary for up to twelve (12) months and (iii) reimbursement of COBRA healthcare premiums for up to twelve (12) months. In the event that during PCT terminates Dr. Preti's employment for Cause or Dr. Preti voluntarily terminates his employment other than for Good Reason, PCT will have no further obligations other than any Accrued Rights.

In connection with the entry into the Amended Employment Agreement and PCT Employment Agreement, Dr. Preti also entered into a confidentiality agreement, non-compete and invention assignment agreements. The foregoing descriptions of the Amended Employment Agreement and PCT Employment Agreement are only summaries and are qualified in their entirety by reference to the Amended Employment Agreement and PCT Employment Agreement, respectively. Caladrius intends to file copies of the Amended Employment Agreement and PCT Employment Agreement as exhibits to its Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2016.

Douglas W. Losordo, MD, FACC, FAHA - Senior Vice President, Clinical, Medical and Regulatory Affairs and Chief Medical Officer

Effective August 5, 2013 (the “Commencement Date”), Douglas W. Losordo, M.D., FACC, FAHA, was appointed to serve as the Company’s Chief Medical Officer. Pursuant to his employment agreement, which has an initial three-year term, Dr. Losordo (i) is entitled to receive base salary of $385,000; (ii) is eligible to receive an annual cash bonus of up to 25% of base salary, as well as any other discretionary bonuses as may be approved by the Compensation Committee from time to time; (iii) was granted on the Commencement Date an option to purchase 70,000 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the Commencement Date, scheduled to vest subject to Dr. Losordo's continued employment as to 20,000 shares on each of August 5, 2014 and August 5, 2015 and as to 30,000 shares on August 5, 2016; (iv) received a signing bonus of 20,000 shares of our common stock, subject to forfeiture as to 10,000 of such shares in the event Dr. Losordo resigns or is terminated for cause prior to the first anniversary of the Commencement Date; and (v) shall receive a bonus of 10,000 shares of our common stock on each of the first, second and third anniversaries of the Commencement Date provided Dr. Losordo remains employed by the Company on such dates. The employment agreement also provides that Dr. Losordo will receive from the Company reimbursement for up to $10,000 for legal fees associated with preparation of the employment agreement, up to $20,000 for relocation expenses, up to $5,000 annually for supplemental term life insurance coverage and up to $3,500 for supplemental long term disability coverage. Either party may terminate the employment agreement upon 60 days' prior written notice to the other party. If the Company terminates Dr. Losordo's employment other than for cause, Dr. Losordo terminates his employment for good reason (as defined) or Dr. Losordo's employment terminates as a result of the expiration of the term, in addition to any accrued rights under the employment agreement, and provided Dr. Losordo executes a release, (i) Dr. Losordo will be entitled to three months' of then-current base salary as severance; (ii) the Company may, at its option, elect to pay additional severance equal to an additional nine months of then-current base salary; provided that Dr. Losordo's non-competition obligation shall cease if the Company does not make the payments called for by clause (ii); (iii) Dr. Losordo shall be entitled to three months' of COBRA assistance; and (iv) all of Dr. Losordo's options which have vested as of the termination date shall remain exercisable for 12 months following such date but not beyond the original ten-year term of such options. On January 2, 2014, Dr. Losordo was awarded an option to purchase 50,000 shares of our common stock at an exercise price of $7.77 per share, which vested as to 1/6 of the option shares on the grant date, and which is scheduled to vest as to 1/6 of the option shares on each of the first, second and third anniversaries of the grant date, and as to 1/6 of the option shares upon the occurrence of each of two specified business milestones. On August 1, 2014, Dr. Losordo was awarded (i) an option to purchase 25,000 shares of our common stock at an exercise price of $6.21 per share and (ii) 6,303 shares of our common stock. The awards, which were fully vested upon grant with withholding taxes associated with the stock award paid by the Company, were approved by the Compensation Committee as a bonus for the successful completion of the CSC Acquisition. On January 2, 2015, Dr. Losordo was awarded an option to purchase 40,000 shares of our common stock at an exercise price of $3.73 per share, vested as to 25% of the option shares on the grant date and scheduled to vest as to 25% of the option shares each upon three milestone vesting criteria.

Andrew L. Pecora, M.D., FACP - Former Chief Visionary Officer of Caladrius, former Chief Medical Officer of PCT and former Chief Scientific Officer of Amorcyte

On September 23, 2010, we entered into a four-year employment agreement with Dr. Andrew Pecora which became effective on January 19, 2011 upon the closing of the PCT Merger (the “Commencement Date”), governing Dr. Pecora’s employment as Chief Medical Officer of PCT. Upon commencement, the employment agreement provided for (i) an annual base salary of $180,000 and (ii) an option to purchase 40,000 shares of our common stock governed by our Amended and Restated 2009 Plan at a per share exercise price of $15.00, vesting as to 10,000 shares on each of the first, second, third and fourth annual anniversaries of the Commencement Date. Dr. Pecora’s employment agreement further provides that upon Termination without Cause (as defined) or Resignation for Good Reason (as defined) Dr. Pecora will be entitled to continuation of his base salary for three (3) months in accordance with customary payroll practices in consideration for executing a release and a confidentiality, non-compete, non-solicitation and inventions assignment agreement and compliance therewith.

On August 17, 2011, we entered into a letter agreement with Dr. Pecora pursuant to which his employment agreement was amended to provide that: (a) his title was changed to also include Chief Medical Officer of Caladrius and (b) his annual salary was increased to $210,000. Dr. Pecora was also granted options to purchase an additional 50,000 shares of our common stock under the Amended and Restated 2009 Plan at a per share exercise price of $7.10, vesting as to 10,000 shares on each of the first, second, third, fourth and fifth annual anniversaries of the amendment. Other than as set forth therein, Dr. Pecora’s agreement remained in full force and effect. Upon our acquisition of Amorcyte in October 2011, Dr. Pecora agreed to continue to serve as Chief Scientific Officer of Amorcyte for no additional compensation.

Effective April 11, 2012, we entered into a letter agreement with Dr. Pecora providing that Dr. Pecora would devote no less than two days per week to his duties as Chief Medical Officer of PCT and Caladrius, with a corresponding decrease in his annual salary to $140,000. Additionally, pursuant to this letter agreement, Dr. Pecora agreed to accept his net salary through the issuance to him of shares of our common stock at fair market value at the time of issuance, at his election determined on a quarterly basis with such shares issued pursuant to the Company's Amended and Restated 2009 Plan. Pursuant to this arrangement, during 2012 and 2013 Dr. Pecora elected to receive an aggregate of $119,476 of his salary in shares of our common stock. On April 26, 2012, Dr. Pecora elected in lieu of shares of our common stock to participate in the 2012 Option Program with a Participating Salary for the period equal to $35,000, his full gross salary for the Election Period.

Effective August 5, 2013 (the “Effective Date”), the Company entered into further amendment to Dr. Pecora’s employment agreement pursuant to which, Dr. Pecora was appointed as the Company's Chief Visionary Officer (while continuing to serve as Chief Medical Officer of PCT, Chief Scientific Officer of Amorcyte, and a member of the Board). Pursuant to this amendment, which had a term through December 31, 2014, (i) Dr. Pecora's annual base salary was increased to $240,000; (ii) commencing with the pay period ending August 15, 2013, Dr. Pecora agreed to accept his salary (a) as to $210,000, through the issuance of shares of our common stock (through participation in the Company's Employee Stock Purchase Plan, and through shares priced at fair market value at the time of issuance pursuant to the Company's Amended and Restated 2009 Plan), and (b) as to $30,000 in cash, subject to Dr. Pecora having the ability to notify the Company on a quarterly basis of any desired changes to the foregoing stock/cash allocation; (iii) Dr. Pecora was granted on the Effective Date an option to purchase 27,500 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the Effective Date, which vested as to 5,000 shares on the Effective Date and as to 5,000 shares on each of December 31, 2013 and December 31, 2014, and which is scheduled to vest, subject to Dr. Pecora's continued employment, as to 12,500 shares upon the occurrence of performance conditions mutually agreed by Dr. Pecora and the Company prior to September 30, 2013, and (iv) options currently held by Dr. Pecora covering 20,000 shares of our common stock and previously scheduled to vest after December 31, 2014, vested and became exercisable on December 31, 2014. Pursuant to the arrangement referred to in clause (ii) above, during 2013, Dr. Pecora accepted $80,245 of his salary through the issuance of shares of our common stock pursuant to our Amended and Restated 2009 Plan and our Employee Stock Purchase Plan, respectively, and $141,293 of his salary in cash.

On January 2, 2013, Dr. Pecora was awarded an option to purchase 30,000 shares of our common stock at an exercise price of $6.20 per share, which vested as to 20% of the shares on the date of grant and as to the remaining shares in 20% increments upon the achievement of specified business milestones. On January 2, 2014, Dr. Pecora was awarded an option to purchase 100,000 shares of our common stock at an exercise price of $7.77 per share, which vested as to 1/6 of the option shares on the grant date, and which is scheduled to vest as to 1/6 of the option shares on each of the first, second and third anniversaries of the grant date, and as to 1/6 of the option shares upon the occurrence of each of two specified business milestones. On August 1, 2014, Dr. Pecora was awarded 50,000 shares of our common stock. The stock award, which was fully vested upon grant with withholding taxes paid by the Company, was approved by the Compensation Committee as a bonus for the successful completion of the CSC Acquisition. On January 2, 2015, Dr. Pecora was awarded an option to purchase 75,000 shares of our common stock at an exercise price of $3.73 per share, vested as to 25% of the option shares on the grant date and scheduled to vest as to 25% of the option shares each upon three milestone vesting criteria.

On January 22, 2015, the Company entered into a letter agreement with Dr. Pecora to confirm certain information with respect to Dr. Pecora's continued employment with the Company. The letter agreement provides that (i) effective on the date thereof, Dr. Pecora no longer holds the title of Chief Visionary Officer of Caladrius, but continues with the titles of Chief Medical Officer of PCT and Chief Scientific Officer of Amorcyte; (ii) Dr. Pecora's base salary remains at $240,000, with the historical arrangement of Dr. Pecora being paid his base salary in shares of our common stock issued under a combination of the Amended & Restated 2009 Plan and the Employee Stock Purchase Plan continuing; (iii) Dr. Pecora is employed on an at-will basis, terminable by either Dr. Pecora or the Company on 30 days' notice.

On August 17, 2015, Andrew Pecora, MD resigned as Chief Medical Officer of PCT, effective as of September 1, 2015. Dr. Pecora remains a member of Caladrius' Board of Directors. Dr. Pecora's resignation follows the qualification of a full-time permanent employee physician at PCT to assume the role of Chief Medical Officer of PCT. Pursuant to the terms of Dr. Pecora's resignation, all vested options granted to Dr. Pecora during his employment with the Company shall remain exercisable for a period of three years from the effective date of his resignation and all unvested options shall continue to vest while he remains a member of Caladrius' Board of Directors.

Robert S. Vaters - Former President & Chief Financial Officer

In connection with his appointment as the Company's new President and Chief Financial Officer, Mr. Vaters and the Company entered into an employment agreement dated and effective as of January 5, 2015 (the "Commencement Date"), as amended January 16, 2015 (the "Amendment Date"), setting forth the terms and conditions of Mr. Vaters’ employment with the Company. The employment agreement, which has an initial four-year term thereafter renewable for successive one-year periods at the option of the Board, provides that Mr. Vaters shall (i) receive base salary of $425,000; (ii) be eligible for an annual cash bonus in an amount up to 50% of his base salary; (iii) receive an annual expense allowance of $12,000 and reimbursement of business expenses, and be eligible for payment by the Company of up to $10,000 annually for supplemental term life and supplemental long-term disability coverage; and (iv) payment of up to $10,000 of legal fees incurred by Mr. Vaters in connection with negotiation of his employment agreement. Additionally, pursuant to his employment agreement, as amended, Mr. Vaters was granted under the Company's Amended and Restated 2009 Plan (i) an option to purchase 400,000 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the Commencement Date, providing for vesting as to 80,000 of the option shares immediately upon grant with the remainder of the option shares scheduled to vest subject to Mr. Vaters' continued employment in a series of sixteen successive quarterly installments (20,000 shares each) over the four years following the Commencement Date; (ii) 54,811 immediately vested shares of our common stock (or 30,146 shares, net of shares withheld for taxes); and (iii) 82,217 shares of our restricted common stock (or 45,219 shares, net of shares withheld for taxes) vesting in two equal installments subject to the satisfaction of two individual milestones to be mutually established by the Compensation Committee (or the Executive Chairman) and Mr. Vaters within three months following the Amendment Date, and subject to Mr. Vaters' continued employment on each of the applicable milestone vesting dates. Pursuant to the employment agreement, the Company agreed to appoint Mr. Vaters to the Board within 90 days of the Commencement Date provided that an independent director is also added to the Board at the same time, with Mr. Vaters’ continued Board service subject at all times to election and/or re-election by the Company’s stockholders. Mr. Vaters was appointed to the Company's Board of Directors effective January 22, 2015.

Mr. Vaters's employment with the Company terminated effective October 5, 2015. The Company and Mr. Vaters entered into a Separation Agreement and General Release dated as of October 5, 2015 (the "Vaters Separation Agreement"), which provides, among other things, that Mr. Vaters will (i) receive $425,000 plus any accrued salary for a period of twelve (12) months; (ii) be eligible for a pro-rata bonus for 2015; (iii) have all unvested stock options and restricted stock awards immediately vest upon the termination date, October 5, 2015, in accordance with the terms of the 2009 Amended and Restated Equity Compensation Plan; (iv) be eligible to continue health, dental and vision coverage reimbursement for COBRA premiums through June 30, 2016; and (v) receive payment by the Company of $10,000 of legal fees incurred by Mr. Vaters in connection with the Vaters Separation Agreement. Also pursuant to the Separation Agreement, the Company and Mr. Vaters exchanged mutual releases.

Robert Dickey IV - Former Chief Financial Officer

Effective August 19, 2013 (the “Effective Date”), Robert Dickey IV was appointed to serve as the Company’s Chief Financial Officer. Pursuant to Mr. Dickey’s employment agreement, which had an initial three-year term, Mr. Dickey (i) was entitled to receive base salary of $310,000; (ii) was eligible for an annual cash bonus of up to 30% of his base salary, as well as any other discretionary bonuses as may be approved by the Compensation Committee from time to time; (iii) was granted on the Effective Date an option to purchase 36,000 shares of the Company's common stock at a per share exercise price equal to the closing price of the common stock on the Effective Date, scheduled to vest subject to Mr. Dickey's continued employment as to 12,000 shares on each of the one year, two year and three year anniversaries of the Effective Date; (iv) received a signing bonus of 5,000 shares of our common stock, subject to forfeiture in the event he resigns or is terminated for “cause” prior to the one-year anniversary of the Effective Date, and an option to purchase 10,000 shares of the Company's common stock at a per share exercise price equal to the closing price of the common stock on the Effective Date scheduled to vest on the one year-anniversary of the Effective Date. The employment agreement provided for a termination right by either party upon 60 days' prior written notice to the other party. The employment agreement further provided that in the event Mr. Dickey's employment were terminated for any other reason other than for cause, and provided Mr. Dickey executes a release, (i) Mr. Dickey would be entitled to three months' of then-current base salary as severance and (ii) Mr. Dickey and his eligible dependents shall be entitled to continue participation in the Company’s group health plans in accordance with COBRA. On January 2, 2014, Mr. Dickey was awarded an option to purchase 35,000 shares of our common stock at an exercise price of $7.77 per share, which vested as to 1/4 of the option shares on the grant date, and which is scheduled to vest as to 1/4 of the option shares on the one-year anniversary of the grant date and as to 1/4 of the option shares upon the occurrence of each of two specified business milestones. On October 27, 2014, Mr. Dickey entered into an amendment of his employment agreement to increase from $40,000 to $64,000 the amount of reimbursement of relocation and housing expenses that Mr. Dickey is entitled to receive during the term of his employment agreement upon presentment of invoices. On August 1, 2014, Mr. Dickey was awarded (i) an option to purchase 25,000 shares of our common stock at an exercise price of $6.21 per share and (ii) 6,303 shares of our common stock. The awards, which were fully vested upon grant with withholding taxes associated with the stock award paid by the Company, were approved by the Compensation Committee as a bonus for the successful completion of the CSC Acquisition.

Mr. Dickey's employment with the Company terminated effective January 4, 2015. The Company and Mr. Dickey entered into a Separation Agreement and General Release dated as of January 13, 2015 (the "Separation Agreement"), which provides, among other things, that Mr. Dickey shall be entitled to: (i) a separation amount of $180,833.33, equivalent to seven months of Mr. Dickey's base salary, payable in accordance with the Company's standard payroll practices over a seven-month period; (ii) a lump sum amount of $23,250, representing Mr. Dickey's annual bonus for the 2014 performance year; (iii) continuation of monthly rental payments for Mr. Dickey's apartment at the rate of $2,540 per month for the period of January through April 2015; (iv) $4,769.23 in respect of personal days accrued through the termination date (with Mr. Dickey having received prior to the date of the Separation Agreement $7,750 in respect of accrued vacation pay through the termination date); (v) continued exercisability for a period of one year from the termination date of vested options held by Mr. Dickey on the termination date (with such options as were unvested on the termination date being forfeited); (vi) reimbursement for COBRA premiums through June 30, 2016; and (vii) payment by the Company of $5,000 of legal fees incurred by Mr. Dickey in connection with the Separation Agreement. Also pursuant to the Separation Agreement, the Company and Mr. Dickey exchanged mutual releases.

Indemnification Agreements

We enter into indemnification agreements with each of our executive officers and each of our directors from time to time pursuant to which we have agreed to indemnify such party to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is our director, officer, employee, agent or fiduciary.

Acceleration of Vesting Under Stock Option Plans

Generally, in the event of a Change in Control of Caladrius (as defined in the "2009 Plan" and the "2015 Plan"), (a) all outstanding options and stock appreciation rights of each participant granted prior to the change in control shall be fully vested and immediately exercisable in their entirety, and (b) all unvested stock awards, restricted stock units, restricted stock, performance-based awards, and other awards shall become fully vested, including without limitation, the following: (i) the restrictions to which any shares of restricted stock granted prior to the change in control are subject shall lapse as if the applicable restriction period had ended upon such change in control, and (ii) the conditions required for vesting of any unvested performance-based awards shall be deemed to be satisfied upon such change in control.

Termination or Change in Control Payments

The following table sets forth aggregate estimated payment obligations to each of the named executive officers assuming a termination occurred on December 31, 2015 under the circumstances specified below:

		Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason	Voluntary Termination
Name	Benefit	($)	($)	($)
David J. Mazzo	Severance	817,500	817,500	817,500
Chief Executive Officer (1)	Health Benefits	21,600	21,600	21,600
	Equity Award Acceleration
	Total	839,100	839,100	839,100
Robin Smith	Severance	480,525	480,525	480,525
Former Chief Executive Officer (2)	Health Benefits	21,600	21,600	21,600
	Equity Award Acceleration	—	—	—
	Total	502,125	502,125	502,125
Joseph Talamo	Severance	150,000	150,000	150,000
Chief Financial Officer (3)	Health Benefits	10,800	10,800	10,800
	Equity Award Acceleration	—	—	—
	Total	160,800	160,800	160,800
Robert S. Vaters	Severance	323,580	323,580	323,580
Former President and Chief Financial Officer (4)	Health Benefits	10,800	10,800	10,800
	Equity Award Acceleration	—	—	—
	Total	334,380	334,380	334,380
Robert Dickey IV	Severance	—	—	—
Former Chief Financial Officer (5)	Health Benefits	10,800	10,800	10,800
	Equity Award Acceleration	—	—	—
	Total	10,800	10,800	10,800
Robert Preti	Severance	364,000	364,000	364,000
President and Chief	Health Benefits	21,600	21,600	21,600
Scientific Officer of PCT	Equity Award Acceleration	—	—	—
	Total	385600	385,600	385,600
Douglas Losordo	Severance	32,083	32,083	32,083
Chief Medical Officer	Health Benefits	10,800	10,800	10,800
	Equity Award Acceleration	—	37,700	—
	Total	42,883	80,583	42,883
Andrew Pecora	Severance	60,000	60,000	60,000
Chief Visionary Officer	Health Benefits	—	—	—
	Equity Award Acceleration	—	—	—
	Total	60,000	60,000	60,000
________________________________

(1)	Effective January 5, 2015, Dr. Mazzo was appointed to serve as Chief Executive Officer of the Company.

(2)
Effective January 5, 2015, Dr. Smith resigned from her position as CEO and was appointed Executive Chair of the Board. Effective June 5, 2015, Dr. Smith resigned from her position as Executive Chair of the Board while continuing to serve as chairperson of the Board. Effective December 18, 2015, Dr. Smith resigned from the Board.

(3)	Effective October 5, 2015, Mr. Talamo was appointed to serve as Chief Financial Officer of the Company.

(4)
Effective January 5, 2015, Mr. Vaters was appointed to serve as President and Chief Financial Officer of the Company. Effective October 5, 2015, Mr. Vaters was no longer serving as President and Chief Financial Officer and was no longer an employee of the Company.

(5)	Effective January 5, 2015, Mr. Dickey was no longer serving as Chief Financial Officer and was no longer an employee of the Company.
2015 Grants of Plan-Based Awards
The following table sets forth information regarding grants of stock and option awards made to our Named Executive Officers during fiscal 2015:

Named Officer	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards and Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Market Price on Date of Grant	Full Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum
		($)	($)	($)	(#)		(#)	($/Sh)	($/Sh)	($) (1)
Robin Smith	1/16/2015	—	—	—	19,159		—	$—	$3.48	$66,673
Former Chief Executive Officer (2)	6/2/2015	—	—	—	40,000		—	$—	$2.25	$90,100
	1/2/2015	—	—	—	—		250,000	$3.73	$—	$588,580
	1/2/2015	—	—	—	—		150,000	$3.73	$—	$362,190
David J. Mazzo (3)	1/16/2015	—	—	—	159,543		—	$—	$3.48	$555,210
Chief Executive Officer	6/2/2015	—	—	—	80,000		—	$—	$2.26	$180,800
	1/5/2015	—	—	—	—		400,000	$3.50	$—	$883,057
Robert S. Vaters (4)	1/16/2015	—	—	—	75,365		—	$—	$3.48	$262,270
Former President and	6/2/2015	—	—	—	60,000		—	$—	$2.26	$135,600
Chief Financial Officer	1/5/2015	—	—	—	—		400,000	$3.50	$—	$883,057
Robert Preti	12/22/2015	—	—	—	—		200,000	$1.12	$—	$147,024
President and Chief Scientific	6/2/2015	—	—	—	—		33,750	$2.26	$—	$48,899
Officer of PCT	1/2/2015	—	—	—	—		50,000	$3.73	$—	$120,730
Douglas Losordo	8/5/2015	—	—	—	10,000	(5)	—	$—	$1.59	$15,900
Chief Medical Officer	6/2/2015	—	—	—	—		33,750	$2.26	$—	$48,899
	1/2/2015	—	—	—	—		40,000	$3.73	$—	$96,584
Joseph Talamo (6)	6/2/2015	—	—	—	22,500		—	$—	$2.26	$50,850
Chief Financial Officer	1/2/2015	—	—	—	—		30,000	$3.73	$—	$72,438
Andrew Pecora (7)	1/2/2015	—	—	—	1,715		—	$—	$3.73	$6,397
Former Chief Visionary Officer	1/15/2015	—	—	—	684	(7)	—	$—	$3.48	$2,380
	1/29/2015	—	—	—	746	(7)	—	$—	$3.64	$2,715
	2/12/2015	—	—	—	753	(7)	—	$—	$3.64	$2,741
	2/26/2015	—	—	—	672	(7)	—	$—	$3.83	$2,574
	3/12/2015	—	—	—	688	(7)	—	$—	$3.90	$2,683
	3/26/2015	—	—	—	848	(7)	—	$—	$2.77	$2,349
	4/9/2015	—	—	—	899	(7)	—	$—	$2.92	$2,625
	4/23/2015	—	—	—	1,081	(7)	—	$—	$3.05	$3,297
	5/7/2015	—	—	—	1,308	(7)	—	$—	$2.35	$3,074
	5/19/2015	—	—	—	925	(7)	—	$—	$2.34	$2,165
	5/21/2015	—	—	—	1,354	(7)	—	$—	$2.95	$3,993
	6/2/2015	—	—	—	10,000		—	$—	$2.26	$22,600
	6/4/2015	—	—	—	1,330	(7)	—	$—	$2.34	$3,113
	6/18/2015	—	—	—	1,597	(7)	—	$—	$1.95	$3,113
	7/2/2015	—	—	—	2,097	(7)	—	$—	$1.85	$3,879
	7/2/2015	—	—	—	227	(7)	—	$—	$1.85	$420
	7/15/2015	—	—	—	2,086	(7)	—	$—	$1.90	$3,963
	7/30/2015	—	—	—	2,277	(7)	—	$—	$1.73	$3,939
	8/13/2015	—	—	—	2,831	(7)	—	$—	$1.50	$4,247
	8/27/2015	—	—	—	3,108	(7)	—	$—	$1.36	$4,227
	1/2/2015	—	—	—	—		75,000	$3.73	$—	$181,095
_________________________________

(1)	Computed in accordance with FASB ASC Topic 718. See Note 13 to the Notes to the Consolidated Financial Statements in the 2015 Form 10-K.

(2)
Effective January 5, 2015, Dr. Smith resigned from her position as CEO and was appointed Executive Chair of the Board. Effective June 5, 2015, Dr. Smith resigned from her position as Executive Chair of the Board while continuing to serve as chair person of the Board. Effective December 18, 2015, Dr. Smith resigned resigned from the Board.

(3)	Effective January 5, 2015, Dr. Mazzo was appointed to serve as Chief Executive Officer of the Company.

(4)
Effective January 5, 2015, Mr. Vaters was appointed to serve as President and Chief Financial Officer of the Company. Effective October 5, 2015, Mr. Vaters was no longer serving as President and Chief Financial Officer and was no longer an employee of the Company.

(5)	Consists of an award granted to Dr. Losordo pursuant to the terms of his employment agreement.

(6)	Effective October 5, 2015, Mr. Talamo was appointed to serve as Chief Financial Officer of the Company.

(7)	Represents shares issued to Dr. Pecora in lieu of cash compensation as reflected in footnote 19 of the Summary Compensation Table above.

Index

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information on option awards outstanding at December 31, 2015 for Caladrius' named Executive Officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price**	Option Expiration Date
Robin L. Smith	1,500	(1)	—		—	$19.00	12/4/2016
	5,500	(2)	—		—	$19.00	1/17/2017
	25,000	(3)	—		—	$19.00	9/26/2017
	12,000	(4)	—		—	$16.30	2/26/2018
	500	(5)	—		—	$11.30	10/30/2018
	10,000	(6)	—		—	$19.50	5/20/2019
	50,000	(7)	—		—	$17.10	7/7/2019
	75,000	(8)	—		—	$20.40	10/28/2019
	22,968	(9)	—		—	$19.00	10/29/2016
	20,000	(10)	—		—	$16.60	11/3/2019
	150,000	(11)	—		—	$17.40	4/3/2021
	79,000	(12)	—		—	$5.20	1/3/2022
	40,263	(13)	—		—	$3.60	4/25/2022
	70,000	(14)	—		—	$5.20	7/4/2022
	50,000	(15)	—		—	$6.20	1/1/2023
	131,000	(16)	—		—	$7.77	1/1/2024
	75,000	(17)	—		—	$6.21	8/1/2024
	250,000	(18)	—		—	$3.73	1/2/2025
	150,000	(19)	—		—	$3.73	1/2/2025
David J. Mazzo	175,000	(20)	225,000	(20)	—	$3.50	1/5/2025
Robert S. Vaters	400,000	(21)	—		—	$3.50	1/3/2016
Robert Preti	40,000	(22)	—		—	$15.00	1/18/2021
	27,640	(23)	—		—	$5.20	1/3/2022
	5,500	(24)	—		—	$3.60	4/25/2022
	30,000	(25)	—		—	$6.20	1/1/2023
	62,500	(26)	12,500	(26)	—	$7.77	1/1/2024
	25,000	(27)	—		—	$6.21	8/1/2024
	30,000	(28)	—		—	$5.10	10/27/2024
	37,500	(29)	12,500	(29)	—	$3.73	1/2/2025
	14,765	(30)	18,985	(30)	—	$2.26	6/2/2025
	62,500	(31)	137,500	(31)	—	$1.12	12/22/2025
Douglas Losordo	600	(32)	—		—	$19.00	10/15/2016
	40,000	(33)	30,000	(33)	—	$7.29	8/4/2023
	41,666	(34)	8,334	(34)	—	$7.77	1/1/2024
	25,000	(35)	—		—	$6.21	8/1/2024
	30,000	(36)	10,000	(36)	—	$3.73	1/2/2025
	14,765	(37)	18,985	(37)	—	$2.26	6/2/2025
Joseph Talamo	32,500	(38)	—		—	$14.30	6/28/2021
	7,500	(39)	—		—	$5.20	1/3/2022
	22,500	(40)	—		—	$6.20	1/1/2023
	35,000	(41)	—		—	$7.77	1/1/2024
	25,000	(42)	—		—	$6.21	8/1/2024
	22,500	(43)	7,500	(43)	—	$3.73	1/2/2025

Index

Andrew Pecora	40,000	(44)	—		—	$15.00	1/18/2021
	50,000	(45)	—		—	$7.10	8/16/2021
	17,500	(46)	—		—	$5.20	1/3/2022
	14,000	(47)	—		—	$3.60	4/25/2022
	30,000	(48)	—		—	$6.20	1/1/2023
	24,375	(49)	3,125	(49)	—	$7.29	8/4/2023
	83,333	(50)	16,667	(50)	—	$7.77	1/1/2024
	56,250	(51)	18,750	(51)	—	$3.73	1/2/2025

**
All option awards were made under and are governed by the terms of the Company’s 2003 Equity Participation Plan or Caladrius' 2009 Amended & Restated Equity Compensation Plan which was approved by our stockholders at our 2014 annual stockholder meeting on October 6, 2014. The 2009 Amended & Restated Plan increased the aggregate number of shares of the our common stock available for issuance thereunder by 3,000,000 shares, from 5,995,000 shares to 8,995,000 shares.

(1)
Consists of options granted to Dr. Smith by the Compensation Committee on December 5, 2006, which vested as to 1,000 options upon grant and as to 500 options on August 9, 2007 upon our common stock being listed for trading on the American Stock Exchange (now known as the NYSE MKT).

(2)
This option was granted to Dr. Smith in connection with her entering into an amendment to her employment agreement on January 26, 2007, and vested as to (i) 2,500 options upon the first closings in Caladrius' January 2007 private placement, (ii) 1,500 options on June 30, 2007 and (iii) 1,500 options on December 31, 2007.

(3)
Consists of options granted to Dr. Smith by the Compensation Committee on September 27, 2007, which vested as to 15,000 options on the date of grant and as to 10,000 options upon consummation of the our acquisition, on October 30, 2009, of China Biopharmaceuticals Holdings, Inc. (“CBH”) (such acquisition, the “Erye Merger”), which gave Caladrius a controlling 51% interest in Suzhou Erye Pharmaceutical Co. Ltd., CBH’s then primary operating subsidiary (“Erye”).

(4)
Consists of options granted to Dr. Smith by the Compensation Committee on February 27, 2008, which vested (i) as to 4,000 options on the date of grant, (ii) as to 3,000 options upon consummation of the Erye Merger on October 30, 2009, (iii) as to 3,000 options on September 2, 2008 upon the achievement of a business milestone, and (iv) as to 2,000 options on October 31, 2008 upon the achievement of a business milestone.

(5)	This option was granted to Dr. Smith by the Compensation Committee on October 31, 2008 and vested on November 2, 2008 upon the achievement of a business milestone.

(6)	This option was granted to Dr. Smith by the Compensation Committee on May 8, 2009 and was vested in its entirety on the date of grant.

(7)
This option was granted to Dr. Smith by the Compensation Committee on July 8, 2009 and vested as to 25,000 options on the date of grant and as to an additional 25,000 options upon consummation of the Erye Merger on October 30, 2009.

(8)
An option was granted to Dr. Smith by the Compensation Committee effective October 29, 2009 upon approval of the Erye Merger and the increase in shares under the 2009 Plan consisting of an aggregate of 75,000 option shares, and was scheduled to vest as to 25,000 options upon the achievement of a specific business milestone, 25,000 options on July 8, 2010 and 25,000 options on July 8, 2011. On July 7, 2010, the Compensation Committee accelerated the vesting of the 25,000 options originally scheduled to vest upon achievement of a business milestone and the 20,000 options originally scheduled to vest on July 8, 2011. As a result, as of July 8, 2010, this option was fully vested.

(9)	This option was granted to Dr. Smith by the Compensation Committee on October 30, 2009 and was vested in its entirety on the date of grant.

(10)
This option was granted to Dr. Smith by the Compensation Committee on November 4, 2009 and originally scheduled to vest as to one-third of option shares on each one year anniversary of the date of grant. Pursuant to Dr. Smith's April 4, 2011 Employment Agreement amendment, the vesting of this option was accelerated and as of that date the option was fully vested.

(11)
Consists of options granted to Dr. Smith pursuant to the terms of her April 4, 2011 Employment Agreement Amendment which vested as to 50,000 options on each of the date of grant and December 31, 2011 and was scheduled to vest as to 50,000 options on December 31, 2012. The vesting of this option was accelerated pursuant to Dr. Smith's November 13, 2012 Employment Agreement Amendment.

Index

(12)
Consists of options granted to Dr. Smith by the Compensation Committee on January 4, 2012 which vested as to 26,333 options on the date of grant, and was scheduled to vest as to (i) 26,333 options on January 4, 2013, and (ii) 26,334 options on January 4, 2014. The vesting of this option was accelerated pursuant to Dr. Smith's November 13, 2012 Employment Agreement Amendment.

(13)
On April 26, 2012, the Compensation Committee adopted the "2012 Option Program" whereby each participating officer was issued the "Option" to purchase that number of shares of our common stock equal to that portion of each Participating Officer's gross salary (the "Participating Salary") for the period "Election Period". The Option, the issuance of which is in lieu of payment of the Participating Salary vests at the end of the month in which the Participating Salary to which it relates would have been paid and has a term of ten years despite any termination of employment of the Participating Officer. Dr. Smith's Participating Salary for the Election Period was her full salary. Accordingly, the options vested as to 13,421 on May 31, 2012, 13,421 on June 30, 2012 and 13,421 on July 31, 2012.

(14)	This option was granted to Dr. Smith by the Compensation Committee on July 5, 2012 and was vested in its entirety on the date of grant.

(15)
Consists of options granted to Dr. Smith by the Compensation Committee on January 2, 2013 which vested as to 10,000 options on the date of grant, and as to 30,000 options in tranches of 10,000 options upon the achievement of specified milestones; 10,000 options shall vest upon the achievement of a specified milestone.

(16)
Consists of options granted to Dr. Smith by the Compensation Committee on January 2, 2014 which vested as to 21,833 options on the date of grant, and as to 65,501 options in tranches of 21,834 options upon the achievement of specified milestones; 43,666 options shall vest upon the achievement of a specified milestone.

(17)	Consists of options granted to Dr. Smith effective on August 1, 2014 upon the closing of the CSC Acquisition.

(18)
Consists of options granted to Dr. Smith pursuant to the terms of her employment agreement amendment dated as of January 16, 2015, which are scheduled to vest as to one-third of the options on the date of grant, one-third on June 7, 2015, and one-third on December 7, 2015.

(19)
Consists of options granted to Dr. Smith by the Compensation Committee on January 2, 2015 which vested as to one-fourth of the options on the date of grant, and the remaining three-fourths of the options in three equal tranches upon the achievement of three specified milestones.

(20)
Consists of options granted to Dr. Mazzo pursuant to the terms of his employment agreement dated as of January 5, 2015 and amended on January 16, 2015, which are scheduled to vest as to 100,000 options immediately, with the balance vesting in a series of sixteen successive equal quarterly installments (18,750 each) such that vesting is complete on the fourth anniversary of the grant date.

(21)
Consists of options granted to Mr. Vaters pursuant to the terms of his employment agreement dated as of January 5, 2015 and amended on January 16, 2015, which are scheduled to vest as to 80,000 options immediately, with the balance vesting in a series of sixteen successive equal quarterly installments (20,000 each) such that vesting is complete on the fourth anniversary of the grant date.

(22)
Consists of options granted to Dr. Preti pursuant to the terms of his employment agreement dated as of September 23, 2010 and effective on January 19, 2011 upon the closing of the PCT Merger, which are scheduled to vest as to 10,000 options on each of the first and second annual anniversaries of the effective date and is scheduled to vest as to 10,000 options on each of the third and fourth annual anniversaries of the effective date of his employment agreement.

(23)
Consists of options granted to Dr. Preti by the Compensation Committee on January 4, 2012, which vested as to: (i) 9,213 options on January 4, 2012, (ii) 9,213 options on January 4, 2013 and, (iii) 9,214 options on January 4, 2014.

(24)	Consists of options granted to Dr. Preti pursuant to the 2012 Option Program which vested as to 2,750 options on May 31, 2012 and 2,750 options on June 30, 2012.

(25)
Consists of options granted to Dr. Preti by the Compensation Committee on January 2, 2013 which vested as to 6,000 options on the date of grant, and as to 24,000 options in tranches of 6,000 options upon the achievement of specified milestones.

(26)
Consists of options granted to Dr. Preti by the Compensation Committee on January 2, 2014 which vested as to 12,500 options on the date of grant, and as to 37,500 options in tranches of 12,500 options upon the achievement of specified milestones; 25,000 options shall vest upon the achievement of a specified milestone.

(27)	Consists of options granted to Dr. Preti effective on August 1, 2014 upon the closing of the CSC Acquisition.

(28)	Consists of options granted to Dr. Preti effective on October 27, 2014 upon the effective date of amendment to his employment agreement.

Index

(29)
Consists of options granted to Dr. Preti by the Compensation Committee on January 2, 2015 which vested as to one-fourth of the options on the date of grant, and the remaining three-fourths of the options in three equal tranches upon the achievement of three specified milestones.

(30)
Consists of options granted to Dr. Preti effective June 2, 2015, based on the special efforts associated with the CIRM grant and capital raise, and for employee retention, which are scheduled to vest as to one-fourth of the options immediately, with the balance vesting in a series of twelve successive equal quarterly installments such that vesting is complete on the third anniversary of the grant date.

(31)
Consists of options granted to Dr. Preti pursuant to the terms of his employment agreement amendment dated as of December 22, 2015, which are scheduled to vest as to 50,000 of the options immediately, with the balance vesting in a series of twelve successive equal quarterly installments such that vesting is complete on the third anniversary of the grant date.

(32)
Consists of options granted to Dr. Losordo while he was a consultant for the Company on August 19, 2007, which vested as to 200 options on October 16, 2007, 200 options on October 16, 2008 and as to 200 options on October 16, 2009.

(33)
Consists of options granted to Dr. Losordo pursuant to the terms of his employment agreement dated as of July 23, 2013 and effective on August 5, 2013, which are scheduled to vest as to 20,000 options on each of the first and second annual anniversaries of the effective date of his employment agreement and as to 30,000 options on the third annual anniversaries of the effective date of his employment.

(34)
Consists of options granted to Dr. Losordo by the Compensation Committee on January 2, 2014 which vested as to 8,333 options on the date of grant, and as to 25,001 options in tranches of 8,334 options upon the achievement of specified milestones; 16,666 options shall vest upon the achievement of a specified milestone.

(35)	Consists of options granted to Dr. Losordo effective on August 1, 2014 upon the closing of the CSC Acquisition.

(36)
Consists of options granted to Dr. Losordo by the Compensation Committee on January 2, 2015 which vested as to one-fourth of the options on the date of grant, and the remaining three-fourths of the options in three equal tranches upon the achievement of three specified milestones.

(37)
Consists of options granted to Dr. Losordo effective June 2, 2015, based on the special efforts associated with the CIRM grant and capital raise, and for employee retention, which are scheduled to vest as to one-fourth of the options immediately, with the balance vesting in a series of twelve successive equal quarterly installments such that vesting is complete on the third anniversary of the grant date.

(38)
Consists of options granted to Mr. Talamo upon commencement of his employment on June 29, 2011, which are scheduled to vest as to 2,500 options on date of grant, as to 5,000 options on December 29, 2011, as to 5,000 options on June 29, 2012, as to 10,000 options on June 29, 2013, and as to 10,000 options on June 29, 2014.

(39)
Consists of options granted to Mr. Talamo by the Compensation Committee on January 4, 2012, which vested as to: (i) 2,500 options on January 4, 2012, (ii) 2,500 options on January 4, 2013 and, (iii) 2,500 options on January 4, 2014.

(40)
Consists of options granted to Mr. Talamo by the Compensation Committee on January 2, 2013 which vested as to 4,500 options on the date of grant, and as to 18,000 options in tranches of 4,500 options upon the achievement of specified milestones.

(41)
Consists of options granted to Mr. Talamo by the Compensation Committee on January 2, 2014 which vested as to 8,750 options each on the date of grant and one year anniversary of the date of grant, and as to 17,500 options upon the achievement of specified milestones.

(42)	Consists of options granted to Mr. Talamo effective on August 1, 2014 upon the closing of the CSC Acquisition.

(43)
Consists of options granted to Mr. Talamo by the Compensation Committee on January 2, 2015 which vested as to one-fourth of the options on the date of grant, and the remaining three-fourths of the options in three equal tranches upon the achievement of three specified milestones.

(44)
Consists of options granted to Dr. Pecora pursuant to the terms of his employment agreement dated as of September 23, 2010 and effective on January 19, 2011 upon the closing of the PCT Merger, which are scheduled to vest as to 10,000 options on each of the first and second annual anniversaries of the effective date and is scheduled to vest as to 10,000 options on each of the third and fourth annual anniversaries of the effective date of his employment agreement.

(45)
Consists of options granted to Dr. Pecora pursuant to the terms of his August 17, 2011 Employment Agreement Amendment which vested as to 10,000 options on each of the effective date, August 17, 2012, August 17, 2013, and August 17, 2014 and which is scheduled to vest as to 10,000 options on August 17, 2015.

Index

(46)
Consists of options granted to Dr. Pecora by the Compensation Committee on January 4, 2012 which vested as to 5,834 options on the date of grant, 5,833 options on January 4, 2013 and 5,844 options on January 4, 2014.

(47)
On April 26, 2012, the Compensation Committee adopted the 2012 Option Program. The Option, the issuance of which is in lieu of payment of the Participating Salary vests at the end of the month in which the Participating Salary to which it relates would have been paid and has a term of ten years despite any termination of employment of the Participating Officer. Dr. Pecora's Participating Salary for the Election Period was his full salary. Accordingly the options vested as to 4,666 on May 31, 2012, 4,667 on June 30, 2012 and 4,667 on July 31, 2012.

(48)
Consists of options granted to Dr. Pecora by the Compensation Committee on January 2, 2013 which vested as to 6,000 options on the date of grant, and as to 24,000 options in tranches of 6,000 options upon the achievement of specified milestones; 6,000 options shall vest upon the achievement of a specified milestone.

(49)
Consists of options granted to Dr. Pecora pursuant to the terms of his July 31, 2013 (effective August 5, 2013) Employment Agreement Amendment which vested as to 5,000 options on August 5, 2013, 12,500 options of September 30, 2013, 5,000 option shares on December 31, 2013, 3,125 options vested on December 16, 2013, and is scheduled to vest as to 5,000 option shares on December 31, 2014 and 9,375 options are scheduled to vest in tranches of 3,125 options upon achievement of three specified milestones.

(50)
Consists of options granted to Dr. Pecora by the Compensation Committee on January 2, 2014 which vested as to 16,666 options on the date of grant, and as to 50,000 options in tranches of 16,667 options upon the achievement of specified milestones; 33,334 options shall vest upon the achievement of a specified milestone.

(51)
Consists of options granted to Dr. Pecora by the Compensation Committee on January 2, 2015 which vested as to one-fourth of the options on the date of grant, and the remaining three-fourths of the options in three equal tranches upon the achievement of three specified milestones.

Option Exercises and Stock Vested during 2015

The following table sets forth information regarding options exercised and shares of our common stock acquired upon vesting by our Named Executive Officers during the fiscal ended December 31, 2015:

	Option Award		Stock Award
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Dave J. Mazzo	—	—	189,543	623,010
Chief Executive Officer (1)
Robin Smith	—	—	137,493	765,429
Former Chief Executive Officer (2)
Joseph Talamo	—	—	8,438	19,069
Chief Financial Officer (3)
Robert S. Vaters	—	—	135,365	397,870
Former President and Chief Financial Officer (4)
Robert Dickey, IV	—	—	—	—
Former Chief Financial Officer (5)
Robert Preti	—	—	—	—
President and Chief Scientific Officer of PCT
Douglas Losordo	—	—	10,000	15,900
Chief Medical Officer
Andrew Pecora	—	—	14,517	44,688
Former Chief Visionary Officer

(1)	Effective January 5, 2015, Dr. Mazzo was appointed to serve as Chief Executive Officer of the Company.

Index

(2)
Effective January 5, 2015, Dr. Smith resigned from her position as CEO and was appointed Executive Chair of the Board. Effective June 5, 2015, Dr. Smith resigned from her position as Executive Chair of the Board while continuing to serve as chair person of the Board. Effective December 18, 2015, Dr. Smith resigned from the Board.

(3)	Effective October 5, 2015, Mr. Talamo was appointed to serve as Chief Financial Officer of the Company.

(4)
Effective January 5, 2015, Mr. Vaters was appointed to serve as President and Chief Financial Officer of the Company. Effective October 5, 2015, Mr. Vaters was no longer serving as President and Chief Financial Officer and was no longer an employee of the Company.

(5)	Effective January 5, 2015, Mr. Dickey was no longer serving as Chief Financial Officer and was no longer an employee of the Company.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Non-qualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plan.

CALADRIUS DIRECTOR COMPENSATION

General Information

Directors who are employees of Caladrius or its subsidiaries do not receive additional cash compensation for serving as directors. Caladrius' non-employee directors are reimbursed for out-of-pocket travel expenses incurred in their capacity as Caladrius directors. Pursuant to Caladrius' 2015 Amended & Restated Equity Compensation Plan, all directors (including independent directors) are eligible to receive equity awards.

The following table sets forth information on all compensation to Caladrius' directors (other than as reflected in the Summary Compensation Table) for the year ended December 31, 2015.

	Fees Earned
	or	Stock	Option	Total
Name	Paid in Cash	Awards(1)	Awards(1)	Compensation
Richard Berman (2)	$40,000	$129,036	$—	$169,036
Steven S. Myers (3)	$40,000	$261,470	$—	$301,470
Drew Bernstein (4)	$21,522	$129,036	$65,921	$216,479
Eric C. Wei (5)	$40,000	$67,360	$—	$107,360
Martyn Greenacre (6)	$21,522	$74,820	$—	$96,342
Steven Klosk (7)	$40,000	$67,360	$—	$107,360
Peter Traber (8)	$37,667	$122,280	$77,588	$237,535
Andrew Pecora (9)	$13,333	$—	$181,095	$194,428
	$254,044	$851,362	$324,604	$1,430,010
_________________________________

(1)
Amounts shown under “Stock Awards" and "Option Awards” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, in accordance with SEC rules. See Note 13 to the Notes to the Consolidated Financial Statements in the 2015 Form 10-K for a discussion of assumptions made in such valuations. All stock awards, option awards and other shares discussed in this table were issued under the Company's 2003 Equity Participation Plan or the 2009 Amended & Restated Equity Compensation Plan, with a per share price generally equal to the fair market value of a share of our common stock on the date of grant.

Index

(2)
At December 31, 2015, Mr. Berman had a total of 38,766 shares in stock awards outstanding, of which 33,766 were vested, and options to purchase 34,939 shares of our common stock, all of which were vested.

(3)
At December 31, 2015, Mr. Myers had a total of 414,805 shares in stock awards outstanding, of which 334,805 were vested. and had options to purchase 34,939 shares of our common stock, all of which were vested.

(4)
At December 31, 2015, Mr. Bernstein had a total of 10,000 shares in stock awards outstanding, all of which were vested, and had options to purchase 141,369 shares of our common stock, all of which were vested.

(5)
At December 31, 2015, Mr. Wei had a total of 10,000 shares in stock awards outstanding, of which 5,000 were vested, and had options to purchase 15,000 shares of our common stock, all of which were vested.

(6)
At December 31, 2015, Mr. Greenacre had a total of 88,531 shares in stock awards outstanding, all of which were vested. warrants to purchase 25,000 shares of our common stock, all of which were vested.

(7)
At December 31, 2015, Mr. Klosk had a total of 32,000 shares in stock awards outstanding, of which 27,000 were vested, and had options to purchase 18,700 shares of our common stock, all of which were vested.

(8)
At December 31, 2015, Mr. Traber had a total of 10,000 shares in stock awards outstanding, of which 5,000 were vested, and had options to purchase 28,000 shares of our common stock, all of which were vested.

(9)
At December 31, 2015, Dr. Pecora had a total of 372,909 shares in stock awards outstanding, of which 356,626 were vested, had options to purchase 354,000 shares of our common stock, of which 337,333 were vested, and had warrants to purchase 35,860 shares of our common stock, all of which were vested.

On January 4, 2012 the Compensation Committee, after consultation with the Board, adopted the Caladrius 2012 Board of Directors Compensation Plan (the “Board of Directors Compensation Plan”), which provides that each Board member who is not an employee of Caladrius or one of its wholly-owned subsidiaries shall be authorized to receive, in such Board member's sole discretion, either (i) options to purchase 12,000 shares of our common stock; or (ii) a stock award of 12,000 shares of our common stock, in either case issued under and subject to the terms of the 2009 Plan, for his or her service as a Board member. These options and shares shall vest fully on the date of grant. The Board of Directors Compensation Plan further provides that the Chair of each Board Committee who is not an employee of the Company or any of its wholly-owned subsidiaries shall be authorized to additionally receive, in such Committee Chair's sole discretion, either (i) options to purchase 5,000 shares of our common stock; or (ii) a stock award of 5,000 shares of our common stock, in either case issued under and subject to the terms of the 2009 Plan, for his or her service as a Committee Chair. These options and shares shall vest fully on the date of grant. In each case, the exercise price of options authorized pursuant to the Board of Directors Compensation Plan shall be equal to the closing price of a share of our common stock on the date of grant. The foregoing shall be issued on January 4th of each year during the term of the Board of Directors Compensation Plan, commencing January 4, 2012. Directors who are not employees of Caladrius or its wholly-owned subsidiaries are also entitled to cash fees equal to $7,500 per calendar quarter commencing with the quarterly period ending March 31, 2012. Notwithstanding the foregoing, the Compensation Committee shall have the discretion to renew or adjust, as appropriate, this Board of Directors Compensation Plan at the end of each calendar year, including with respect to whether to continue offering the choice under such plan between options and stock. In accordance with the above, on January 4, 2012 the Company issued an aggregate of 41,000 options to purchase shares of our common stock at a per share exercise price of $5.20 and 58,000 shares of our common stock.

On January 3, 2013 the Compensation Committee, after consultation with the Board, amended the Board of Directors Compensation Plan which provides that for 2013 and thereafter, should a Board member who is not an employee of Caladrius or one of its wholly-owned subsidiaries elect, as their compensation, options to purchase our common stock over a common stock award as referenced above, the option award shall now equal 18,700 options (the common stock award of 12,000 shall remain the same should the Board member elect to receive shares of common stock over options) and should the Chair of a Board Committee elect to receive options over common stock, the Committee Chair shall be granted 7,800 options (the common stock award of 5,000 shall remain the same. All other terms of the Board of Directors Compensation Plan remain the same.

On December 12, 2013 the Compensation Committee was given a report by the Company’s outside compensation consultant, MarksonHRC, regarding recommendations for changes to the Board of Directors Compensation Plan beginning in 2014.   Based on this report, the Board of Directors Compensation Plan was amended to provide for (i) a $10,000 per calendar quarter cash fee commencing with the quarterly period ending March 31, 2014 (increased from $7,500 per quarter); (ii)  an equity award of 1,500 options (or 1,000 shares at the Board member’s option) for membership on a Board committee; and (iii) the option to choose cash in lieu of equity payable under the Board of Directors Compensation Plan.  Other than the foregoing, no changes were made to the Board of Directors Compensation Plan.

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STOCKHOLDER PROPOSALS FOR 2017
If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2017 annual meeting of stockholders, you must submit the proposal to our Secretary at the Company’s offices located at 420 Lexington Avenue, Suite 350, New York, NY 10170 no later than February 9, 2017, in accordance with Rule 14a-8 under the Securities Exchange Act. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2017 annual meeting.
In addition, if you desire to bring business or nominate an individual for election or re-election as a director outside of Rule 14a-8 under the Exchange Act before our 2017 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business or nominee to our Secretary at the Company’s offices located at 420 Lexington Avenue, Suite 350, New York, NY 10170 no earlier than 5:00pm, December 2, 2016 and no later 5:00 pm, January 1, 2017, and otherwise comply with the advance notice and other provisions set forth in our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.
OTHER MATTERS
At the date of this proxy statement, our Board knows of no matters, other than as set forth herein, to be submitted at the Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the proxy card enclosed with this Proxy Statement to vote the shares they represent as our Board may recommend.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to Secretary at Caladrius Biosciences, Inc., 420 Lexington Avenue, Suite 350, New York, NY 10170; telephone: (212) 584-4178. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of our proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.
ANNUAL REPORT ON FORM 10-K
On March 15, 2016, we filed with the SEC an annual report on Form 10-K for the fiscal year ended December 31, 2015 (the “Annual Report”). A copy of the Annual Report is enclosed herewith. Upon written request to the Company, the exhibits set forth on the exhibit index of the Annual Report may be made available at reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).
INFORMATION ON CALADRIUS’S WEB SITE
Information on Caladrius' website or the website of any subsidiary or affiliate of Caladrius is not a part of this document and you should not rely on that information in deciding whether to approve the proposals described in the Proxy Statement, unless that information is also in this document or in a document that is incorporated by reference in this document.
BY ORDER OF THE BOARD OF DIRECTORS

David J. Mazzo, PhD
Chief Executive Officer

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APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

CALADRIUS BIOSCIENCES, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Caladrius Biosciences, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Caladrius, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 18, 1980, under the name of Fidelity Medical Services, Inc. The name of the Corporation was changed to Corniche Group Incorporated by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on September 28, 1995. The name of the Corporation was changed to Phase III Medical Inc. by filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on July 24, 2003. The name of the Corporation was changed to NeoStem, Inc. by filing an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on August 29, 2006. The name of the Corporation was changed to Caladrius Biosciences, Inc. by filing an Amended Certificate of Incorporation with the Secretary of State of Delaware on June 8, 2015.

2. The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Amended and Restated Certificate of Incorporation of the Corporation as follows:

Article FOURTH is hereby amended by adding a Section F which reads as follows:

“G. 1. Effective upon the filing of the appropriate Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time are reclassified into a smaller number of shares such that each [two (2)][three (3)][four (4)][five (5)][six (6)][seven (7)][eight (8)] [nine (9)][ten (10)] shares of issued Common Stock immediately prior to the Effective Time is reclassified into one (1) share of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification shall be entitled to be rounded up to the next whole share of Common Stock.

2. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive a whole share in lieu of a fractional share of Common Stock), provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (including the right to receive a whole share in lieu of a fractional share of Common Stock).”

3. This Certificate of Amendment shall be effective __________ __, 20__ at 9:00 A.M., eastern time.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this __ day of ______________, 20__.

CALADARIUS BIOSCIENCES, INC.

By:______________________________
Name: David Mazzo, PhD
Title: Chief Executive Officer

A - 1

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CALADRIUS BIOSCIENCES, INC.

FORM OF PROXY CARD FOR HOLDERS

OF COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

June 22, 2016
The undersigned hereby appoints David J. Mazzo and Todd C. Girolamo, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the Caladrius Biosciences, Inc. Annual Meeting of Stockholders to be held on June 22, 2016 and any adjournments or postponements thereof (the “Meeting”), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Annual Meeting of Stockholders and Proxy Statement, both of which have been received by the undersigned.
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR (1) election of the Board’s nominee for director for the term described in the Proxy Statement; (2) approval, on a non-binding advisory basis, of the executive compensation of Caladrius' named executive officers as described in the Proxy Statement; (3) approval of an amendment to Caladrius' certificate of incorporation to effect a reverse stock split of Caladrius common stock (in the event it is deemed by the Caladrius Board of Directors to be advisable) at a ratio within the range of 1:2 to 1:10, as determined by the Caladrius Board of Directors; and (4) ratification of the appointment of Grant Thornton LLP as Caladrius' independent registered public accounting firm for the fiscal year ending December 31, 2016.
PLEASE INDICATE YOUR VOTE ON THE OTHER SIDE
(CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

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CALADRIUS BIOSCIENCES, INC.

FORM OF PROXY CARD FOR HOLDERS

OF SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

June 22, 2016
The undersigned hereby appoints David J. Mazzo and Todd C. Girolamo, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the Caladrius Biosciences, Inc. Annual Meeting of Stockholders to be held on June 22, 2016 and any adjournments or postponements thereof (the “Meeting”), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Annual Meeting of Stockholders and Proxy Statement, both of which have been received by the undersigned.
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR (1) election of the Board’s nominee for director for the term described in the Proxy Statement; (2) approval, on a non-binding advisory basis, of the executive compensation of Caladrius' named executive officers as described in the Proxy Statement; (3) approval of an amendment to Caladrius' certificate of incorporation to effect a reverse stock split of Caladrius common stock (in the event it is deemed by the Caladrius Board of Directors to be advisable) at a ratio within the range of 1:2 to 1:10, as determined by the Caladrius Board of Directors; and (4) ratification of the appointment of Grant Thornton LLP as Caladrius' independent registered public accounting firm for the fiscal year ending December 31, 2016.
PLEASE INDICATE YOUR VOTE ON THE OTHER SIDE
(CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

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THE CALADRIUS BIOSCIENCES, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” PROPOSALS 1, 2, 3 AND 4

1.	Election of four (4) Class III director to a three-year term expiring at the 2019 annual meeting of stockholders:

NOMINEE:	(01) Steven M. Klosk(Class III)
☐     For the nominee listed

☐     Withhold authority for the nominee listed

NOMINEE:	(02) Steven S. Myers (Class III)
☐     For the nominee listed

☐     Withhold authority for the nominee listed

NOMINEE:	(03) Robert A. Preti (Class III)
☐     For the nominee listed

☐     Withhold authority for the nominee listed

NOMINEE:	(04) Peter G. Traber, MD (Class III)
☐     For the nominee listed

☐     Withhold authority for the nominee listed

2.	Approval of the following advisory (non-binding) resolution:

“RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and accompanying narrative disclosure is hereby APPROVED.”

o FOR	o AGAINST	o ABSTAIN

3.
Approval of an amendment to Caladrius’s certificate of incorporation to effect a reverse split of Caladrius common stock(in the event it is deemed by the Caladrius Board of Directors to be advisable) at a ratio within the range of 1:2 to 1:10, as determined by Caladrius Board of Directors:

o FOR	o AGAINST	o ABSTAIN

4.	Ratification of the appointment of Grant Thornton LLP as Caladrius' independent registered public accounting firm for the fiscal year ending December 31, 2016:

o FOR	o AGAINST	o ABSTAIN

* * * * *
In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof and upon matters incident to the conduct of the Annual Meeting.

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.
Please mark, sign and date this proxy and return it promptly whether or not you expect to attend the Annual Meeting. You may nevertheless vote in person if you attend.

Signed:____________________________
Signed:____________________________	Dated:________________ ___, 2016

NOTE: Please sign exactly as your name appears hereon. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation or other entity, please sign in full entity name by principal executive officer or other authorized signatory.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF CALADRIUS BIOSCIENCES, INC. TO BE HELD JUNE 22, 2016. THE PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 ARE AVAILABLE AT www.proxyvote.com.
Under Securities and Exchange Commission rules, we are providing access to our proxy materials by notifying you of the availability of our proxy materials on the Internet.